UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Nexeo Solutions, Inc.
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3 Waterway Square Place, Suite 1000

The Woodlands, Texas 77380

December 13, 2018

Dear Stockholders:

On behalf of the Board of Directors and senior management team of Nexeo Solutions, Inc., I am pleased to invite you to participate in our Annual Meeting of Stockholders, which will be held at 3 Waterway Square Place, Suite 1000, The Woodlands, Texas  77380 on Tuesday, January 29, 2019 at 3:00 p.m. Central Time.

This stockholder package describes the key business items to be discussed during the Annual Meeting and contains the Notice of Annual Meeting of Stockholders and the proxy statement. Along with additional information, the proxy statement includes:

•                A summary that highlights the voting matters we are asking you to consider, along with the supporting details found elsewhere in the proxy statement and the Board’s voting recommendation for each item;

•                A detailed discussion and analysis of Nexeo Solutions’ compensation program for senior executives, including our philosophy for aligning pay and performance, and the individual components that drive executive compensation decisions;

•                  Information regarding the qualifications of our directors; and

•                  A review of Nexeo Solutions’ corporate governance.

Your vote is important, regardless of the number of shares you own. To ensure your shares are represented and voted as you intend, we urge you to carefully read the proxy statement and respond as soon as possible with your instructions. Whether or not you plan to attend the Annual Meeting, we request that you cast your votes now – by telephone, Internet voting system, or by completing, signing and returning the enclosed proxy card.

We thank you for your continued support of Nexeo Solutions and look forward to seeing you at the Annual Meeting.

Very truly yours,

Dan F. Smith
Chairman of the Board

3 Waterway Square Place, Suite 1000

The Woodlands, Texas 77380

Notice of Annual Meeting of Stockholders

To Be Held January 29, 2019

The annual meeting of stockholders (Annual Meeting) of Nexeo Solutions, Inc. (the Company or Nexeo Solutions) will be held on Tuesday, January 29, 2019 at 3:00 p.m., Central Time, at 3 Waterway Square Place, Suite 1000, The Woodlands, Texas 77380. If you owned shares of common stock of Nexeo Solutions as of the close of business on December 4, 2018, the record date, you may vote at the Annual Meeting.

At the Annual Meeting, we plan to ask you to:

1.                          Elect three (3) directors nominated by the Board of Directors (the Board) to serve as Class III directors until the 2022 annual meeting of stockholders;

2.                          Ratify the appointment by our Audit Committee of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2019 fiscal year;

3.                          Approve a non-binding resolution regarding compensation of the Company’s named executive officers for 2018 (say-on-pay);

4.                          Transact any other business which properly may be presented at the meeting or any adjournment or postponement of the meeting.

Please consider the issues presented in the attached proxy statement and vote your shares as promptly as possible by following the voting instructions included in the proxy statement.

This notice and proxy statement and our annual report on Form 10-K for the fiscal year ended September 30, 2018 are also available online at https://www.cstproxy.com/nexeosolutions/2019

On behalf of the Board of Directors,

Michael B. Farnell, Jr.
Corporate Secretary

December 13, 2018

IF YOU PLAN TO ATTEND:  Attendance at the meeting is limited to Nexeo Solutions’ stockholders. No guests will be admitted. Admission will be on a first-come, first-served basis. Registration will begin at 2:00 p.m. and the meeting will begin promptly at 3:00 p.m. Each stockholder holding shares of Nexeo Solutions common stock in brokerage accounts is required to bring a copy of a brokerage statement reflecting stock ownership as of December 4, 2018. Please note that you will be asked to present valid photo identification, such as a driver’s license or passport.

Nexeo Solutions, Inc. | 2019 Proxy Statement | page 1

Nexeo Solutions, Inc. | 2019 Proxy Statement | page 2

NEXEO SOLUTIONS, INC.

2019 PROXY STATEMENT SUMMARY

This summary highlights information about Nexeo Solutions, Inc. (the Company or Nexeo Solutions) and the Company’s upcoming 2019 annual meeting of stockholders (Annual Meeting). This summary does not contain all the information you should consider in advance of the meeting, and you should read the entire proxy statement carefully before voting. The proxy statement and annual report on Form 10-K for the fiscal year ended September 30, 2018 will be mailed on or about December 19, 2018.

Annual Meeting of Stockholders

•	Time and Date	3:00 p.m. (Central Time) on Tuesday, January 29, 2019

•	Place	3 Waterway Square Place Suite 1000 The Woodlands, Texas 77380

•	Record Date	December 4, 2018

•	Admission

You are entitled to attend the Annual Meeting if you were a Nexeo Solutions stockholder as of the close of business on the record date. If your shares of Nexeo Solutions common stock are held by a broker, bank or other holder of record in “street name”, you must provide proof of your ownership of the shares as of the record date in order to attend the meeting. See “Questions and Answers About the Annual Meeting — How do I vote in person?” on page 6 of this proxy statement for additional information and instructions.

Voting Matters and Board Recommendation

	Board Voting Recommendation	Page Reference (for more detail)

Election of Kenneth M. Burke, Thomas E. Zacharias and Robert J. Zatta to serve as Class III directors until the 2022 annual meeting of stockholders (Proposal 1)	FOR EACH DIRECTOR NOMINEE	10

Ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2019 (Proposal 2)	FOR	47

Approval of a non-binding resolution regarding the compensation of Nexeo Solutions’ named executive officers for 2018 (Proposal 3)	FOR	20

Nexeo Solutions, Inc. | 2019 Proxy Statement | page 3

Board and Board Committees

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships	Other Public Company Boards
Nominees Standing for Election
Kenneth M. Burke	69	2011	Retired Partner, Ernst & Young	✓	AUD	EQT Corporation
Thomas E. Zacharias	64	2014	President of real estate investment firm	✓	AUD, NGC	Fred’s Inc.
Robert J. Zatta	69	2017	Retired Chief Financial Officer	✓	AUD	Innophos Holdings

Continuing Directors with Terms Expiring in 2020
David A. Bradley	47	2011	President and Chief Executive Officer			No
Dan F. Smith	72	2011	Retired President and Chief Executive Officer	✓	COMP, NGC	Kraton Corporation, Orion Engineered Carbons Magnolia Oil and Gas Corp.
Christopher J. Yip	37	2011	Principal at private equity firm	✓	NGC	No

Continuing Directors with Terms Expiring in 2021
Brian A. Selmo	41	2017	Partner at investment advisory firm	✓	COMP	No
Nathan H. Wright	52	2011	Senior Advisor to private equity firm	✓	COMP	No

Length of service on the Board by Messrs. Bradley, Burke, Smith, Wright, and Yip includes service on the Nexeo Holdings board of directors prior to the Business Combination. See page 5 of this proxy statement for information on the Business Combination.

The standing committees of our Board of Directors are the Audit Committee (AUD), Compensation Committee (COMP), and Nominating and Governance Committee (NGC).

Our Board of Directors is divided into three classes, divided as equally as possible with each class having a term of three years.

For the year ended September 30, 2018, each Nexeo Solutions director attended 96% or more of all meetings of the Board and the Board committees on which the director served. Overall attendance at such meetings was over 98%.

Other Governance Highlights

•                 8 directors (7 independent)

•                 Independent Chairman of the Board

•                 Lead Independent Director

•                 All members of the Audit, Compensation, and Nominating and Governance Committees are independent under Nasdaq rules

• Annual review by the Audit Committee of major financial and enterprise risks • Annual say-on-pay advisory vote • Frequent meetings of independent directors in executive session

Nexeo Solutions Fiscal Year 2018 Business Highlights

•                 Record gross profit and adjusted EBITDA, a 16% and 13% increase over fiscal 2017, respectively

•                 Significant earnings growth with net income and earnings per share doubling fiscal 2017’s performance

•                 Net leverage of 3.5x, a decrease from 4.3x in fiscal 2017

•                 Free cash flow generation of $74 million, a 23% increase over fiscal 2017

•                 Received authorization from 17 new specialty suppliers, nearly doubling the number of awards in fiscal 2017

•                 Published the Company’s first sustainability report which follows the Global Reporting Initiative (GRI) Standards, resulting in a Silver Award rating by EcoVadis

•                 New website launched putting the customer experience at the forefront, providing visitors a comprehensive understanding of the Company’s value proposition, overall service offerings, and easy access to product information

Nexeo Solutions, Inc. | 2019 Proxy Statement | page 4

Executive Compensation Highlights

Nexeo Solution’s compensation program is designed to reward our named executive officers when the Company achieves strong financial and operational results. The primary components of our fiscal year 2018 compensation program were base salary and annual and long-term performance-based incentive compensation with total compensation packages for our named executive officers generally weighted in favor of at-risk compensation through annual and long-term performance-based incentive awards.

•                Our CEO’s target annual compensation in fiscal year 2018 was 61% performance-based, while 48% of our NEO’s target annual compensation was performance-based (excluding the impact of relocation expenses)

•                Performance-based compensation consists of non-equity annual incentive bonuses, discretionary bonuses, and long-term performance stock units

•      Non-performance-based compensation is comprised of base salary, 401(k) contributions, nonqualified deferred compensation, and other benefits as described in our Compensation Discussion and Analysis

Our compensation program, which is overseen by our Compensation Committee, contains many good governance elements with performance-based compensation paid under our 2016 LTIP subject to forfeiture and clawback, a “double-trigger” payout upon termination of employment in the event of a change of control for severance benefits, and a prohibition on hedging and pledging of our common stock by all employees.

Important Dates for 2020 Annual Meeting of Stockholders

•                 Stockholder proposals submitted for inclusion under Securities and Exchange Commission (SEC) rules in the proxy statement for our 2020 annual meeting of stockholders must be submitted in writing and received by our Corporate Secretary on or before August 21, 2019.

•                 Under our bylaws, stockholder proposals to be presented in person at the 2020 annual meeting of stockholders (but not included in the 2020 proxy statement) must be submitted in writing and received by our Corporate Secretary not earlier than the close of business on October 1, 2019 and not later than the close of business on October 31, 2019.

For additional information, see “Stockholder Proposals for the 2020 Annual Meeting of Stockholders” on page 49 of this proxy statement.

Important Corporate Historical Information

We were originally incorporated in Delaware on March 24, 2014, as WL Ross Holding Corp. (WLRH). WLRH was a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses.

On June 9, 2016 (Closing Date), WLRH acquired Nexeo Solutions Holdings, LLC (Nexeo Holdings) through a series of mergers (Business Combination) and changed its name to “Nexeo Solutions, Inc.” which survives today as the Company. On the Closing Date, the Company also changed its fiscal year end to September 30.

In connection with the Business Combination, the Company and certain of its affiliates, including WL Ross Sponsor LLC (WLRS) and TPG Global LLC (TPG) entered into a Shareholders’ and Registration Rights Agreement (Shareholders’ Agreement) granting certain rights to WLRS and TPG with respect to the Company following the Closing Date.

Nexeo Solutions, Inc. | 2019 Proxy Statement | page 5

Nexeo Solutions, Inc.

3 Waterway Square Place, Suite 1000

The Woodlands, Texas 77380

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What items will be voted on at the Annual Meeting?

Stockholders will vote on the following items at the Annual Meeting:

1.                          The election to the Company’s Board of Directors of Kenneth M. Burke, Thomas E. Zacharias and Robert J. Zatta to serve as Class III directors until the 2022 annual meeting of stockholders (Proposal 1);

2.                          The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019 (Proposal 2);

3.                          The approval of a non-binding resolution regarding the compensation of the Company’s named executive officers for the year ended September 30, 2018 (Proposal 3); and

4.                          Such other business as may properly be presented at the Annual Meeting or any adjournment or postponement of the meeting.

As of the date of this proxy statement, we are not aware of any matters other than those set forth in Proposals 1 through 3 that will be brought before the Annual Meeting.

What are the Board’s voting recommendations on each proposal?

Your Board of Directors recommends that you vote FOR Proposals 1, 2, and 3.

How do I vote by proxy?

Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the proxy card provided and return it promptly in the postage-prepaid envelope provided, or follow the instructions contained in the proxy card. Returning the proxy card will not affect your right to attend the Annual Meeting or to vote in person.

If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed on the proxy card. If you sign the proxy card but do not give voting instructions for a particular proposal, then your proxy will vote your shares FOR each of Proposals 1, 2 and 3.

How do I vote in person?

Only holders of Nexeo Solutions common stock as of the close of business on December 4, 2018, or their proxy holders, may attend the Annual Meeting and vote in person. If you plan to attend the Annual Meeting and vote in person, we will give you a ballot when you arrive. If you wish to attend the Annual Meeting in person but you hold your shares of Nexeo Solutions common stock through someone else, such as a broker, you must bring proof of your ownership and photo identification to the Annual Meeting. For example, you may bring an account statement showing that you beneficially owned shares of Nexeo Solutions, Inc. as of December 4, 2018 as acceptable proof of ownership. In addition, you must bring a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Nexeo Solutions, Inc. | 2019 Proxy Statement | page 6

Who is entitled to vote at the Annual Meeting, and how many votes do I have?

You may vote at the Annual Meeting if you held common stock of Nexeo Solutions as of the close of business on December 4, 2018. For each Proposal presented, you have one vote for each share of Nexeo Solutions common stock you own.

How many votes must be present to hold the Annual Meeting?

A quorum is necessary to conduct business at the Annual Meeting. A majority of the outstanding shares of Nexeo Solutions common stock, present or represented by proxy, constitutes a quorum. You are part of the quorum if you attend the Annual Meeting in person or if you have returned a proxy. Abstentions and broker non-votes are also counted as shares present in determining whether a quorum is present. As of December 4, 2018, the record date for the meeting, there were 89,698,331 shares of common stock of the Company issued and outstanding.

What if my shares are held in street name?

If your shares of Nexeo Solutions common stock are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank, or other nominee that must be followed in order for your broker, bank, or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone.

In the event you do not provide instructions on how to vote, your broker may not have authority to vote your shares of Nexeo Solutions common stock. This is called a “broker non-vote.”

What is a broker non-vote?

If you are a beneficial owner whose shares of Nexeo Solutions common stock are held of record by a broker, bank or other holder of record, you have the right to direct your broker, bank or other holder of record in voting your shares.  If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank or other holder of record does not have discretionary authority to vote.  This is called a “broker non-vote.”  Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the ratification of the appointment of our independent registered public accounting firm, but not the election of directors or advisory proposals on executive compensation. If your shares are held by a broker, your broker cannot vote your shares for the election of the Class III directors unless you provide voting instructions. Your vote is important, and we request that you instruct your broker regarding how to vote your shares on these matters promptly.

If you hold shares through a broker, bank, or other nominee and wish to be able to vote in person at the Annual Meeting, you must obtain a “legal proxy” from your broker, bank, or other nominee and present it to the inspector of election with your ballot at the Annual Meeting.

What vote is required to approve each proposal?

The following are the voting requirements to elect the three (3) nominees to the Board and approve the other proposals presented in this proxy statement and the discretionary authority of brokers, banks, or other holders of record with respect to each proposal.

	Vote Required	Broker Discretionary Voting Allowed

Election of Messrs. Burke, Zacharias and Zatta to serve as Class III directors until the 2022 annual meeting of stockholders (Proposal 1)	The number of shares voted “for” a candidate must exceed the number of shares voted “against” the candidate.	No

Ratification of the Company’s independent registered public accounting firm for fiscal 2019 (Proposal 2)	Majority of votes cast.	Yes

Nexeo Solutions, Inc. | 2019 Proxy Statement | page 7

	Vote Required	Broker Discretionary Voting Allowed

Approval of a non-binding resolution regarding the compensation of Nexeo Solutions’ named executive officers for 2018 (Proposal 3)	Majority of votes cast.	No

Abstentions from voting will not be taken into account in determining the outcome of the election of directors. Abstentions will be included in the voting tally and will have the same effect as a vote against all other proposals.

Why would the Annual Meeting be adjourned or postponed?

The Board intends to adjourn and postpone the Annual Meeting if, as of January 29, 2019, the number of shares of Nexeo Solutions common stock present at the Annual Meeting, in person or represented by proxy, is insufficient to either constitute a quorum or approve any of the proposals described in this proxy statement to be submitted to stockholders for consideration.

What if I have Founder Shares? Can I vote my Founder Shares?

Yes. Each Founder Share has the same voting rights as one share of Nexeo Solutions common stock and therefore is entitled to one vote on each matter that is voted on by our stockholders at the Annual Meeting.

May I revoke my proxy?

If you give a proxy, then you may revoke it at any time before it is voted, as follows:

1.                     You may send in another proxy with a later date;

2.                    You may notify the Company in writing (if the stockholder is an entity, under its seal, by an officer or other authorized person of the entity) at the Company’s headquarters, located at 3 Waterway Square Place, Suite 1000, The Woodlands, Texas 77380, before the Annual Meeting that you are revoking your proxy;  or

3.                     You may vote in person at the Annual Meeting.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again by signing and returning a new proxy card with a later date or by attending the Annual Meeting and voting in person if you are a stockholder of record. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s Secretary at the Company’s headquarters, located at 3 Waterway Square Place, Suite 1000, The Woodlands, Texas 77380, prior to the Annual Meeting.

Please note, however, that if your shares of Nexeo Solutions common stock are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the materials provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend the Annual Meeting and vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Will my shares be voted if I do not provide my proxy?

If you hold your shares of Nexeo Solutions common stock directly in your own name, they will not be voted if you do not provide a proxy. Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. See “What if my shares are held in street name?” above.

Nexeo Solutions, Inc. | 2019 Proxy Statement | page 8

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you will receive separate voting materials for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card that you receive in order to cast your vote with respect to all of your shares. If your shares are held in street name, please comply with your brokerage firm or bank’s instructions on how to vote such shares.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in the Company’s Current Report on Form 8-K, which the Company is required to file with the Securities and Exchange Commission (SEC) within four business days following the Annual Meeting.

Who bears the cost of soliciting proxies?

The cost of soliciting proxies in this proxy statement will be paid by the Company. The Company will also reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, directors and officers of the Company may solicit proxies in person, by telephone or by electronic means, however, they will not receive any special compensation for these efforts.

Where are the Company’s principal executive and administrative offices?

The principal executive and administrative offices of the Company are located at 3 Waterway Square Place, Suite 1000, The Woodlands, Texas 77380 and the telephone number is 281-297-0700.

How can I obtain additional information about the Company?

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 (our Annual Report), which contains audited consolidated financial statements for the fiscal year ended September 30, 2018, is enclosed with this proxy statement. Stockholders may obtain a copy of our Annual Report, including the financial statements and financial schedules (without exhibits), without charge, by writing to our Investor Relations department at 3 Waterway Square Place, Suite 1000, The Woodlands, Texas 77380, or by calling 281-297-0856.

We also file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the SEC. The SEC’s website address is http://www.sec.gov.

Who can help answer any additional questions?

You can contact our transfer agent, Continental Stock Transfer & Trust, by telephone at 917-262-2373, by email at proxy@continentalstock.com, or by sending a letter to One State Street, 30th Floor, New York, NY 10004-1561, with any questions about how to vote your shares of Nexeo Solutions common stock.

Nexeo Solutions, Inc. | 2019 Proxy Statement | page 9

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, being divided as equally as possible with each class having a term of three years. At the Annual Meeting, three Directors are nominated for election as Class III Directors to hold office until the 2022 annual meeting of stockholders. The Board of Directors has nominated the following individuals as Class III Directors, for election at the Annual Meeting:

•                  Kenneth M. Burke

•                  Thomas E. Zacharias

•                  Robert J. Zatta

Shareholders’ Agreement – TPG

Under the terms of the Shareholders’ Agreement, TPG is entitled to designate two directors for appointment to the Board of Directors and to maintain a representative on each committee of the Board of Directors other than the Audit Committee, so long as TPG continues to meet certain stock ownership thresholds.

•                  Mr. Wright, who was elected as a Class II Director at last year’s annual meeting of stockholders, with a term expiring at the 2021 annual meeting of stockholders, was designated as a director by TPG under the Shareholders’ Agreement.

•                  Christopher J. Yip, who was elected as a Class I Director at the 2017 annual meeting of stockholders, with a term expiring at the 2020 annual meeting of stockholders, was designated as a director by TPG under the Shareholders’ Agreement.

TPG was also given the right to designate two unaffiliated directors in connection with the closing of the Business Combination. This was not a continuing entitlement and the nomination of directors for these seats on the Board is made by the Board’s Nominating and Governance Committee upon the expiration of the terms of these Directors.

•                  Kenneth M. Burke, nominated for election at the Annual Meeting, was designated by TPG as an unaffiliated Director with a term expiring at the Annual Meeting.

•                  Dan F. Smith was initially designated by TPG as an unaffiliated Director and the Nominating and Governance Committee nominated Mr. Smith for re-election at the 2017 annual meeting of stockholders. Mr. Smith’s current term expires at the 2020 annual meeting of stockholders.

The following biographical information is furnished for each director, including the nominees for election at the Annual Meeting. The information includes their age as of December 13, 2018, present position, if any, with Nexeo Solutions, period served as a director, and other business experience during at least the past five years.  The length of service on our Board for Messrs. Bradley, Burke, Smith, Wright and Yip includes service on the Nexeo Holdings board of directors prior to the Business Combination.

The Board of Directors recommends that you vote FOR the election of both director nominees listed below. Properly dated and signed proxies, and proxies properly submitted over the Internet and by telephone, will be so voted unless stockholders specify otherwise.

Nexeo Solutions, Inc. | 2019 Proxy Statement | page 10

NOMINEES FOR DIRECTOR STANDING FOR ELECTION

Kenneth M. Burke

Director since November 3, 2011

Age 69

Mr. Burke retired in 2004 after a 31-year career with Ernst & Young LLP.  During his time with Ernst & Young LLP, Mr. Burke held various positions including the National Director of Energy Services, Managing Partner of Assurance and Advisory Business Services for the Gulf Coast Area and Coordinating Partner for various energy and oilfield service companies.  Mr. Burke has served as a director and as chairman of the Audit and Conflict Committees of AXIP Energy Services, LLC since January 2010 and as a director, Audit Committee member and Public Policy and Corporate Responsibility Committee member of EQT Corporation since January 2012.  He joined the Board of Directors of both EQT Midstream Services, LLC and EQT GP Services, LLC in September 2018 and serves as a member of the Audit Committee for both companies.  Mr. Burke is a former director, chairman of the Nominating and Governance Committee and member of the Compensation and Audit Committees of Pride International, Inc.  Mr. Burke is a former director and chairman of the Audit Committee of Trico Marine Services, Inc.  Mr. Burke received his B.S. in Accounting from the University of New Orleans.

Mr. Burke has extensive experience in the field of accounting, including more than three decades with a major accounting firm.  Mr. Burke’s background in accounting, together with his prior board experience, enables Mr. Burke to provide important counsel to the Board of Directors.

Thomas E. Zacharias

Director since June 2, 2014

Age 64

Mr. Zacharias currently serves as President of Zacharias & Co. LLC, a real estate investment and advisory firm.  From March 2005 to March 2017, he served as Chief Operating Officer (COO) of W. P. Carey Inc. and as head of the Asset Management Department and Managing Director since April 2002. In his capacity as COO, he also served as Chief Operating Officer and Managing Director of Corporate Property Associates (referred hereafter as “CPA®”), 17 — Global between September 2007 and March 2017, and of CPA®:18 — Global between September 2012 and March 2017, and served as Chief Operating Officer of Carey Watermark Investors between September 2010 and March 2017, and of Carey Watermark Investors 2 between May 2014 and March 2017. Mr. Zacharias had also served as Chief Operating Officer and Managing Director of CPA®:16 — Global from May 2011 to January 2014 (when CPA®:16 merged with W. P. Carey). Mr. Zacharias has been a member of the Board of Directors of Payless Holdings, LLC since August 2017.  He joined the Board of Directors of Fred’s Inc. in May 2018 and also serves as Chairman of the Audit Committee.  Mr. Zacharias received his undergraduate degree, magna cum laude, from Princeton University in 1976 and an M.B.A. from Yale School of Management in 1979. He is a member of the Urban Land Institute and NAREIT.

In light of Mr. Zacharias’ directorship and management experiences, we believe that he is well qualified to serve as a director on the Board of Directors.

Robert J. Zatta

Director since March 6, 2017

Age 69

Mr. Zatta has been an Independent Director of Innophos Holdings, Inc. since January 11, 2016, where he also serves on the Compensation Committee and as Chairman of the Audit Committee. Previously, he served as the Chief Financial Officer of Rockwood Holdings, Inc., a publicly-traded specialty chemicals company, from April 2001 until January 2015, when Rockwood Holdings, Inc. was acquired by Albemarle Corporation. From July 2014 until January 2015, he also served as the Acting Chief Executive Officer of Rockwood Holdings, Inc. Prior to joining Rockwood, he spent twelve years with the Campbell Soup Company, where he held several significant financial management positions, including his final position as Vice President responsible for Corporate Development and Strategic Planning. He also served as a Member of the Supervisory Board at CeramTec GmbH. He is a former Member of the Board of Trustees at Merrimack College and served as Chairman of the Audit and Risk Management Committee. Mr. Zatta has a B.S. in Business Administration from Merrimack College and an M.B.A. in Finance from Fairleigh Dickinson University.

Nexeo Solutions, Inc. | 2019 Proxy Statement | page 11

Mr. Zatta is well qualified to serve as a director due to his financial, management and corporate background in both the public and private sectors, as well as his board experience.

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2020

David A. Bradley

Chief Executive Officer since March 15, 2011

Director since April 29, 2011

Age 47

Mr. Bradley, has served as Nexeo Holdings’ and Solutions’ President and Chief Executive Officer since March 15, 2011.  Mr. Bradley served as Chief Operating Officer of Kraton Corporation (formerly Kraton Performance Polymers, Inc.) from December 2009 through January 2011, as Vice President of Global Operations from December 2004 until December 2009 and as Vice President of Business Transformation from April 2004 until December 2004.  Prior to joining Kraton Corporation, Mr. Bradley served as the Lexan Manufacturing Manager at GE Plastics’ Mount Vernon, Indiana, site.  Mr. Bradley served in a variety of leadership positions for GE Plastics from 1994 to 2004, which included roles in business process development and Six Sigma.  Mr. Bradley holds a B.S. degree in Chemical Engineering from the University of Louisville and serves on the Industrial Board of Advisors for the Speed School of Engineering at the University of Louisville since May 2015.

Mr. Bradley has had a notable career in the chemical industry, including several years as an executive officer. Mr. Bradley’s extensive experience, together with his training in chemical engineering and broad industry knowledge, enable Mr. Bradley to provide the Board of Directors with executive counsel on a full range of business, strategic and professional matters.

Dan F. Smith

Director since April 29, 2011

Age 72

Mr. Smith began his career with Atlantic Richfield Company (ARCO) in 1968 as an engineer.  He was employed by Lyondell Chemical Company from 1975 through 2007, where he was elected President in 1994, Chief Executive Officer in 1996 and served as a director from November 1989 through December 2007, including as Chairman from May 2007 through December 2007.  Mr. Smith retired in December 2007 as Chairman, President and Chief Executive Officer of Lyondell Chemical Company following the acquisition of Lyondell Chemical Company by Basell AF.  Mr. Smith has served as the Chairman of the Board of Kraton Corporation and AXIP Energy Services, LP, (f/k/a Valerus Services, L.P.) since February 2008 and December 2009, respectively.  He serves as a member of the Compensation Committee for Kraton Corporation and as Chairman of the Compensation Committee for AXIP Energy Services, L.P.  Mr. Smith became Chairman of the Board and a Director for Orion Engineered Carbons S.A. in May 2014 and also serves as Chairman of the Compensation Committee.  Mr. Smith joined the Board of Directors of Magnolia Oil and Gas Corp. (f/k/a TPG Pace Energy Holdings Corp.) in July 2017 and serves as a member of the Audit Committee; since July 2018, he also serves as Chairman of the Compensation Committee.  Mr. Smith served on the board of Northern Tier Energy LLC and Northern Tier Energy GP LLC from May 2011 to June 2016, where he served as Chairman from November 2011 to January 2014.  He also serves as a member of the College of Engineering Advisory Council at Lamar University.  Mr. Smith is a graduate of Lamar University with a B.S. degree in Chemical Engineering.

Mr. Smith has had a long and distinguished career in the chemical industry and is widely recognized as an expert in the field. He has extensive experience at the highest levels, including several years as the Chief Executive Officer of a major chemical company.  Mr. Smith’s international business experience, together with his background in chemical engineering, is of tremendous value to the Board of Directors.

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Christopher J. Yip

Director since April 29, 2011

Age 37

Mr. Yip is currently a principal at TPG where he is involved in the firm’s industrial and chemical sector investing efforts.  Prior to joining TPG in 2005, Mr. Yip was employed by McKinsey & Company, Inc., a management consulting firm.  Mr. Yip joined the Board of Directors of FleetPride, Inc. in November 2012.  Mr. Yip holds an A.B. degree in Economics (cum laude) and an S.M. degree in Computer Science from Harvard University.  Mr. Yip holds an M.B.A. degree from the Stanford Graduate School of Business, where he was an Arjay Miller Scholar.

Mr. Yip’s experience investing in the industrial and chemical industries, together with his experience in corporate and private equity finance and business consulting, is of great value to the Board of Directors.

CONTINUING DIRECTORS WITH TERMS EXPIRING IN 2021

Brian A. Selmo

Director since September 13, 2017

Age 41

Mr. Selmo is a partner at First Pacific Advisors, LLC (FPA), Portfolio Manager and Director of Research for the Contrarian Value Strategy at FPA, and Vice President and Portfolio Manager for FPA Crescent Fund and Source Capital, Inc.  Prior to joining First Pacific Advisors in 2008, he was Portfolio Manager of Eagle Lake Capital, LLC/Coast Asset Management, LLC from 2003 to 2008.  Mr. Selmo earned a Bachelor’s degree in Economics (with honors) from The Johns Hopkins University, where he graduated Phi Beta Kappa.  He is a CFA Charterholder.

Mr. Selmo’s vast experience across numerous industries, together with his long-term approach to reviewing companies, is of great value to the Board of Directors.

Nathan H. Wright

Director since April 29, 2011

Age 52

Mr. Wright is a Senior Advisor at TPG where he was previously a Partner and a member of the firm’s Operating Group.  Mr. Wright began his career with TPG in 2000 where he has supported some of TPG’s most complex transformation efforts including ON Semiconductor Corporation and Altivity Packaging, LLC.  Since January 2013, Mr. Wright has served on the Board of Directors of FleetPride, Inc.  Mr. Wright previously served on the Board of Directors of Kraton Polymers, LLC and Kraton Corporation from 2005 through 2011 and was a member of the Compensation Committee.  Mr. Wright holds a B.S. degree in Mechanical Engineering from the Rose-Hulman Institute of Technology and an M.B.A. degree from the Tuck School of Business at Dartmouth College.

Mr. Wright’s engineering experience and business background in supporting transformational efforts within a broad range of companies and industries, together with his significant board experience, provides invaluable insight to the Board of Directors.

CONTACT THE BOARD

To foster better communication with our stockholders, we have established a process for stockholders and other interested parties to communicate with the Audit Committee and the Board of Directors. You may communicate with our Board via mail to Board of Directors c/o Secretary, Nexeo Solutions, Inc., 3 Waterway Square Place, Suite 1000, The Woodlands, Texas 77380.

Our legal counsel reviews all communications and, depending on the content, they are forwarded to the addressees or distributed at the next scheduled Board meeting. Communications relating to matters of a specific committee are forwarded to that committee or distributed at their next scheduled meeting. Communications relating to our operations are forwarded to the appropriate officers of the Company, and the response or other handling of such communications is reported to our Board at the next scheduled Board meeting; however, general business complaints or employee grievances and communications that do not relate to matters of stockholder interest are not forwarded to the Board or any Board committee.

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CORPORATE GOVERNANCE

We are committed to good corporate governance and to effective communications with our stockholders. The roles, duties, and responsibilities of the Board of Directors and each committee of the Board of Directors are summarized below.  To ensure that our stockholders have access to our governing documents, we provide copies of our key governance documents, including our Corporate Governance Guidelines and the charters of each of the committees of our Board of Directors, in the Investor Relations section of our corporate website, www.nexeosolutions.com.

ROLE OF THE BOARD OF DIRECTORS

The Board of Directors represents the interests of our stockholders in perpetuating a successful business. It is the responsibility of the Board of Directors to provide oversight of the effectiveness of management’s policies and decisions, including the execution of its strategies, with a commitment to enhancing stockholder value over the long term. To this end, Board members are expected to act in the best interests of all stockholders, be knowledgeable about our businesses, exercise informed and independent judgment and maintain an understanding of general economic trends and conditions as well as trends in corporate governance. In addition, it is our Board’s policy that Board members are expected to make every effort to attend the meetings of the Board and committees of the Board upon which they serve, as well as stockholder meetings. During fiscal year 2018, the Board held 26 meetings. All of Nexeo Solutions’ directors attended 96% or more of the aggregate of all meetings of the Board and of committees on which they served during the periods that they served during the fiscal year ended September 30, 2018.

Our Corporate Governance Guidelines provide that all Directors should attend our annual stockholder meetings, and all of our directors attended our 2018 annual meeting of stockholders in person.

BOARD LEADERSHIP STRUCTURE

Currently, the roles of our Chairman and Chief Executive Officer are separate. Dan F. Smith has served as non-executive Chairman of the Board since March 6, 2017. Mr. Smith has significant board experience, as described in his biographical information in this proxy statement, and works closely with Mr. Bradley and the Board on risk oversight and governance matters. The Board recognizes that the leadership structure and combination or separation of the Chief Executive Officer and Chairman roles is driven by the needs of the Company at any point in time. The Board believes the separation of the Chairman and Chief Executive Officer roles allows the Chief Executive Officer to focus his time and energy on operating and managing the Company and leverages the Chairman’s experience and perspectives. Neither our Corporate Governance Guidelines, nor any policy of the Board requires that the offices of Chairman and Chief Executive Officer remain separate. This provides the

Board with the flexibility to establish the most appropriate structure for the Company at any given time.

The Company also utilizes a Lead Director. The Board designated Thomas E. Zacharias to serve as the Lead Director of the Board following the Business Combination. In addition to collaborating with the Company’s Chairman and the Chief Executive Officer on a regular basis, the role of the Lead Director is to prepare Board agendas with our Chairman, chair the executive sessions of the independent directors, call meetings of the independent directors and perform such other functions as the Board or independent directors may direct.

The Board periodically reviews the leadership structure to determine whether it continues to best serve the Company and its stockholders.

INDEPENDENCE OF DIRECTORS

We adhere to the rules of the Nasdaq Stock Market (Nasdaq), on which shares of our common stock and certain other securities are listed, in determining whether a director is independent. Nasdaq requires that a majority of the Board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of a company or its subsidiaries or any other individual having a relationship which, in the opinion of such company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, the Board of Directors has affirmatively determined that all of our current directors other than Mr. Bradley are independent directors.

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BOARD ROLE IN RISK OVERSIGHT

Risk is inherent in any business, and our management is responsible for the day-to-day management of risks that we face. The Board, on the other hand, has responsibility for the oversight of risk management. In its risk oversight role, the Board has the responsibility to evaluate the risk management process to ensure its adequacy and that it is implemented properly by management.

The Board believes that full and open communication between management and the Board is essential for effective risk management and oversight. The Board meets regularly with senior management, including the executive officers, to discuss strategy and risks facing the Company. Senior management attends the quarterly meetings of the Board, as well as certain committee meetings, in order to address any questions or concerns raised by directors on risk management and any other matters. Each quarter, the Board receives presentations from senior management on business operations, financial results and strategic issues.

The committees of the Board also assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists in fulfilling the oversight responsibilities with respect to management of major risk exposures, including in the areas of financial reporting and internal controls. Risk assessment reports are regularly provided by management to the Audit Committee. The Compensation Committee assists in fulfilling oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Governance Committee assists in fulfilling oversight responsibilities with respect to the management of risks associated with the Board’s organization, membership and structure and corporate governance. All of the committees report back to the full Board as to the committees’ activities and matters discussed and reviewed at the committees’ meetings.

CODE OF BUSINESS CONDUCT

We have adopted a code of business conduct applicable to the directors, officers and employees of the Company and its subsidiaries. We have also adopted corporate governance guidelines which address, among other things, director   qualifications, responsibilities and compensation, director access to officers, employees and advisors, and determinations regarding executive officer compensation. The copy of the code of business conduct and our corporate governance guidelines are both available on the Investor

Relations section of our website, at www.nexeosolutions.com.

The Company intends to satisfy the requirements under Item 5.05 of Form 8-K regarding disclosure of amendments to, or waivers from, its code of business conduct that apply to senior executives by posting such information on the Company’s website.

BOARD COMMITTEES

Our Bylaws authorize the Board of Directors to appoint such committees as they deem advisable, with each committee having the authority to perform the duties as determined by the Board. A substantial portion of the analysis and work of the Board is done by standing Board committees. A director is expected to participate actively in the meetings of each committee to which he is appointed. At this time, the Board of Directors has three standing committees to which it has delegated certain duties and responsibilities: the Nominating and Governance Committee, the Audit Committee, and the Compensation Committee. Each of the standing committees is comprised entirely of non-executive and, in the judgment of the Board, independent directors. Additional information about each of these committees is provided below.

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Nominating and Governance Committee
Chris J. Yip	Meetings Held in FY 2018: 2
Committee Chair

Additional Committee Members: Dan F. Smith and Thomas E. Zacharias.

Primary Responsibilities: The Nominating and Governance Committee is responsible for, among other matters:
• identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board;
• overseeing the organization of the Board to properly and efficiently discharge the Board’s duties and responsibilities;
• reviewing and approving the compensation of directors; and
• identifying best practices and recommending corporate governance guidelines principles.

PROCESS FOR THE SELECTION OF NEW DIRECTORS

The Nominating and Governance Committee is responsible for overseeing the selection of persons to be nominated to serve on the Board. The Nominating and Governance Committee will consider persons identified by our stockholders, management, and others, though no formal policy exists for doing so. In general, the Committee believes that persons to be nominated should be actively engaged in business, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment. The Nominating and Governance Committee will evaluate each individual in the context of the Board as a whole, with the objective of recommending a group of persons that it believes can best implement our business plan, perpetuate our business and represent stockholder interests. The Nominating and Governance Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time. The Nominating and Governance Committee will not distinguish among nominees recommended by stockholders and other persons.

QUALIFICATIONS OF DIRECTORS

Specifically, the guidelines for selecting nominees provide that the Nominating and Governance Committee expects to consider and evaluate candidates based on, among other factors, the following criteria:

•     independence under Nasdaq rules;

•     accomplishments and reputations, both personal and professional;

•     relevant experience and expertise;

•     knowledge of the Company and issues affecting the Company;

•     moral and ethical character; and

•     ability to commit the required time necessary to discharge the duties of Board membership.

STOCKHOLDER NOMINATIONS FOR DIRECTORS

Stockholders may suggest candidates for nomination by the Nominating and Governance Committee by contacting the Committee in the manner provided under “Contact the Board.” If selected for nomination by the Nominating and Governance Committee, as described above under “Process for the Selection of New Directors,” such candidate will be included in our proxy statement for the annual meeting of stockholders.

Nominations by stockholders may also be made at an annual meeting of stockholders in the manner provided in our

Bylaws, although such nominees will not necessarily be included in our proxy statement relating to the annual meeting. Our Bylaws provide that a stockholder entitled to vote for the election of directors may make nominations of persons for election to the Board at a meeting of stockholders by complying with required notice procedures. Nominations shall be made pursuant to written notice to the Company’s Secretary at the address set forth on page 9 of this proxy statement and must be received at our principal executive offices not less than ninety (90) days, nor more than one hundred twenty (120) days, prior to the anniversary date of

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the immediately preceding annual meeting of stockholders. The notice shall set forth the information required by our Bylaws, including:

•     as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and

•      as to the stockholder giving the notice:

o     the name and record address of such stockholder,

o     the class and number of shares of Nexeo Solutions common stock that are beneficially owned by such stockholder,

o     a description of all arrangements or understandings relating to the nomination to be made by the stockholder that are between such stockholder and the proposed nominee and any other person or persons (including their names),

o     representation that the stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting of stockholders to nominate the persons named in its notice, and

o     any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A of the Exchange Act and the rules and regulations promulgated thereunder.

Audit Committee

Kenneth M. Burke	Meetings Held in FY 2018: 8
Committee Chair

Additional Committee Members: Thomas E. Zacharias and Robert J. Zatta.

Primary Responsibilities: The Audit Committee is responsible for, among other matters:

•      reviewing and discussing with management and the independent registered public accounting firm the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in our Annual Report on Form 10-K;

•      discussing with management and the independent registered public accounting firm significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

• discussing with management major risk assessment process and certain risk management policies;
• monitoring the independence of the independent registered public accounting firm;
• verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
• reviewing and approving all related-party transactions;
• inquiring and discussing with management our compliance with applicable laws and regulations;
• pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;
• appointing or replacing the independent registered public accounting firm;

•      determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

•      establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Independence: All members of the Audit Committee qualify as independent directors for audit committee membership according to the rules and regulations of the SEC and Nasdaq. All members of the Audit Committee are financially literate and Mr. Burke qualifies as our “audit committee financial expert,” as defined under SEC rules.

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AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s accounting and financial reporting processes and the audits of its financial statements, including the performance and compensation of the Company’s independent registered public accounting firm. Management has the primary responsibility for the financial statements and the financial reporting processes, including the systems of internal controls and the certification of the integrity and reliability of the Company’s internal control procedures.

The Audit Committee fulfilled its responsibilities in fiscal year 2018 through the following:

•     Met with senior members of the Company’s financial management team at each meeting;

•     Held private sessions, during regularly scheduled meetings, with the Company’s Chief Financial Officer, Chief Administrative Officer, Chief Accounting Officer, Directors of Securities Law and Compliance and independent public accountants, providing an opportunity for candid discussions regarding financial management, legal, accounting, auditing, and internal controls measures;

•     Reviewed and discussed with management the Company’s earnings releases and financial results for each quarterly period and for the fiscal year as set out in the Company’s Form 10-Qs and Form 10-K prior to filing with the SEC;

•     Received periodic reports on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment, and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting;

•     Reviewed and discussed with senior management significant risks and exposures identified by management and the Company’s processes related to risk assessment and management, including the Company’s enterprise risk management process;

•     Reviewed the internal audit of the Company’s cyber security measures and security controls, the Company’s security awareness training program, and measures implemented to improve systems and processes;

•     Received reports from the Director of Compliance on compliance matters and reviewed the effectiveness of the Company’s compliance program;

•     Reviewed and discussed with senior management major financial risk exposures, including a review of the financial and other covenants under the Company’s revolving and term loan credit agreements and liquidity positions and analysis; and

•     Reviewed the Company’s internal audit plan, which was developed, in part, in connection with the Company’s enterprise risk management process, received individual audit reports, discussed with management measures implemented in response to internal audits, and reviewed the performance of the Company’s internal audit function.

In addition to the responsibilities described above, the Audit Committee oversees the audits of the Company’s financial statements and the independence, qualifications, and performance of the independent auditors. In fulfilling its oversight responsibilities for the fiscal year ended September 30, 2018, among other things, the Audit Committee reviewed and discussed with PricewaterhouseCoopers (PwC), the Company’s independent registered public accounting firm, as well as senior members of the Company’s financial management team, the overall audit scope and plan, the results of the external audit, and evaluations by PwC of the Company’s internal controls over financial reporting, the quality of the Company’s financial reporting, and the effectiveness of the Company’s disclosure controls and procedures. The Committee also discussed with PwC the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, and Rule 2-07, Communication with Audit Committees, of Regulation S-X. In addition, the Committee has received the written disclosures and the letter from PwC required by the applicable requirement of the Public Company Accounting Oversight Board regarding PwC’s independence and has discussed with PwC its independence from the Company and its management. The Committee considered whether the provision of non-audit services by PwC to the Company is compatible with maintaining the independence of PwC, and concluded that the independence of PwC was not compromised by the provision of such services. Additionally, the Committee pre-approved all audit and non-audit services provided to the Company by PwC.

Based on its review of the financial statements and the aforementioned discussions, the Audit Committee concluded that it would be reasonable to recommend, and on that basis did recommend, to the full Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018.

Respectfully submitted by the Audit Committee,

Kenneth M. Burke

Thomas E. Zacharias

Robert J. Zatta

December 5, 2018

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Compensation Committee

Dan F. Smith	Meetings Held in FY 2018: 10
Committee Chair

Additional Committee Members: Brian A. Selmo and Nathan H. Wright.

Primary Responsibilities: The Compensation Committee is responsible for, among other matters:
• reviewing key employee compensation goals, policies, plans and programs;
• reviewing and approving the compensation of our chief executive officer and other executive officers;
• reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and
• administering our stock plans and other incentive compensation plans.

Independence: Each member of the Compensation Committee qualifies as an independent director for compensation committee membership according to the rules and regulations of the SEC and Nasdaq.

Compensation Committee Interlocks and Insider Participation: None of the members of the Compensation Committee has served as an officer or employee of Nexeo Solutions. Further, none of Nexeo Solutions’ executive officers has served as a member of the board of directors or compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee.

Compensation Consultant: The Compensation Committee charter provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including pursuant to the factors set forth in the Compensation Committee charter; provided, however, that nothing in the Compensation Committee charter requires that any such compensation consultant, legal counsel or other compensation adviser be independent.

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COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

This Compensation Discussion and Analysis provides a detailed description of our compensation philosophy, objectives, policies, and practices in place during fiscal year 2018, and explains the factors considered by the Compensation Committee of our Board of Directors (the Compensation Committee or the Committee) in making compensation decisions during fiscal year 2018. This Compensation Discussion and Analysis focuses on the compensation of our named executive officers or “NEOs” for fiscal year 2018, namely:

Name:	Title:
David A. Bradley	President, Chief Executive Officer and Director
Ross J. Crane	Executive Vice President and Chief Financial Officer
Michael B. Farnell, Jr.	Executive Vice President, Chief Administrative Officer and Secretary
Brian K. Herington	Executive Vice President, Chemicals
Shawn D. Williams	Executive Vice President, Plastics

These NEOs, together with the other members of our Senior Executive Management whose compensation is determined by the Compensation Committee and our Board of Directors, are referred to as our Senior Executive Management.

Our Executives Are Invested

In connection with the formation of Nexeo Holdings, certain of our NEOs invested a portion of their personal net worth in Series A units of Nexeo Holdings.  The Series A units were converted as part of the Business Combination into Series A units of Nexeo Holdco, LLC which continues to hold 1,791,182 shares of Nexeo Solutions common stock (including 268,433 Founder shares) and 311,166 deferred payment rights acquired in the Business Combination. In addition, following the closing of the Business Combination, David A. Bradley has purchased in excess of $1 million of Nexeo Solutions common stock and, in December 2017, Brian A. Herington purchased in excess of $417,000 of Nexeo Solutions common stock.  The Compensation Committee considers the Series A units of Nexeo Holdco, LLC and Nexeo Solutions common stock purchased by Messrs. Bradley and Herington to be investments, rather than compensation, because the NEOs purchased the units or shares at market prices using their own personal cash resources. Consequently, the values attributable to these investments and any distributions made with respect to those units or shares of Nexeo Solutions common stock are not included in the summary compensation table.

Philosophy

The main objective of our compensation philosophy is to align the compensation of our NEOs with Company performance and individual performance. We drive that alignment with a total compensation package comprised of base salary, annual cash bonus awards, equity incentives, and a competitive benefits program. Together these elements are designed to achieve the following primary objectives:

•      Provide a clear and direct relationship between executive pay and Company performance, both on a short-and long-term basis;

•      Emphasize operating and financial performance measures;

•      Link executive pay to measures of stockholder value;

•      Recruit and retain talented individuals for key leadership positions; and

•      Generally target base salary, short-term incentives, long-term incentives, and total compensation levels near the 50th percentile of the competitive market for good performance and above the 50th percentile of the competitive market for consistent, outstanding performance over time, but also consider other factors, including differences in the responsibilities of a particular position compared to our peers, experience, retention risk, and internal equity.

Our executive compensation program is regularly reviewed to ensure that the program’s components continue to align with the above objectives. The Compensation Committee oversees our executive compensation program and receives input from Pearl Meyer, the independent compensation consultant, and from our Senior Executive Management in making its decisions. The Compensation Committee also considers the results of prior advisory stockholder votes on executive compensation.  In light of the favorable vote received at the 2018 annual meeting, the Compensation Committee did not make any changes to our overall executive compensation program as a result of the vote.

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Key Components of Our Compensation Program

We design our compensation program to keep our NEOs focused on the long-term success of the Company by making a significant portion of their compensation subject to the achievement of specific performance measures and granting stock-based awards with multi-year vesting periods. Our executive compensation program is comprised of both fixed and variable compensation elements to meet the objectives described above. The fixed elements consist of base salary and health and welfare benefits to provide stability and reliability to the NEOs. These fixed elements are important because they allow our NEOs to focus on our business objectives. However, we believe that variable compensation elements, such as long-term incentive awards and annual cash bonuses, create alignment between the goals of the NEOs and of our stockholders. In addition, the “pay for performance” approach of our annual cash bonuses and our Performance Share Unit awards allows us to incentivize and reward NEOs in years where they have provided the Company with superior services.

For each NEO, the Compensation Committee reviews and approves annually each component of compensation and the resulting total compensation. The Committee refers to the individual components of compensation and total compensation to the peer group of companies the Committee selects. In setting the compensation for each NEO, the Committee also considers other factors, including the scope and complexity of his position, level of performance, skills and experience, and contribution to the overall success of the Company. As a result, we do not set compensation for our NEOs in a formulaic manner.

Policies and Practices

The following is a summary of our compensation policies and practices in place to ensure that our compensation program reflects good governance practices and pay for performance.

•    We make performance-based compensation a significant component of each NEO’s total compensation, with the proportion of compensation allocated to performance-based compensation increasing with the level of responsibility.

•     We balance short-term and long-term compensation to discourage short-term risk-taking at the expense of long-term results.

•     We employ three-year vesting periods in our LTIP grants, which encourage executive retention and a long-term perspective.

•     The Compensation Committee uses an independent executive compensation consultant, Pearl Meyer, who reports directly to the Committee.

•     We have a clawback policy for the recovery of performance-based compensation in the event of NEO misconduct related to our financial results.

•     We have an annual frequency of our advisory vote on NEO compensation (say-on-pay), which allows for timely feedback from our stockholders.

•     In the event of a change in control, our Severance Plan requires a double-trigger (the occurrence of both a change in control and a termination of employment within two years following the change in control event) for a NEO to receive change-in-control benefits.

•     Our perquisites are modest in amount and limited to only those items that help put our NEOs in the best position to perform their job.

•     NEOs are not permitted to hedge, short sell, or pledge shares of our common stock.

•     Stock option repricing is not permitted under our 2016 LTIP.

•     We do not provide excise tax gross-ups to NEOs for change-in-control payments or perquisites.

Compensation Consultant

Under its charter, the Compensation Committee is authorized to retain a compensation consultant and has the sole authority to approve the consultant’s fees and other retention terms. While the Compensation Committee believes that using third-party consultants is an efficient way to keep current regarding competitive compensation practices, the Committee does not accord undue weight to the advice of outside professional advisors, but instead makes changes in our compensation program in light of whether the program’s intended objectives are being achieved. In fiscal year 2018, the Compensation Committee used the services of one compensation consulting firm, Pearl Meyer & Partners (Pearl Meyer). The Compensation Committee engaged and managed its relationship with the Pearl Meyer executive compensation consultants directly. In addition, Pearl Meyer reported directly to the Compensation Committee with respect to all executive and non-executive director compensation matters.

The nature and scope of Pearl Meyer’s engagement by the Compensation Committee included advising the Compensation Committee, as it needed, with respect to all executive compensation matters within the Compensation Committee’s purview. The material elements of the instructions or directions given to Pearl Meyer with respect to the performance of its duties to the Compensation Committee included providing the Compensation Committee with: (1) a competitive market study of executive compensation for our Senior Executive Management; (2) regular updates on notable legislative and regulatory activities; and (3) a review of the risk profile of the proposed incentive performance metrics for fiscal year 2019.

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Selected Peer Group

The Committee structures executive compensation so that target total cash compensation and equity incentive compensation opportunities are competitive with comparable positions within comparable companies.

The Compensation Committee uses an industry-specific peer group in measuring relative Company performance for purposes of our compensation program. We believe that using an industry-specific group is appropriate because it provides us with the best comparisons for competitive compensation offered by publicly held companies with similar business challenges and the type of leadership talent needed to achieve success over the long-term. Our peer group is comprised of a wide spectrum of companies with respect to revenue and market value in an effort to represent the entirety of the industry where the median is aligned more closely with the revenue and market value of the Company.

Our selected peer group consisted of a group of companies in the chemicals and plastics business and a group of companies in the distribution business:

Chemicals & Plastics companies:

A. Schulman, Inc.

Airgas Inc.

Albemarle Corporation

Ashland Inc.

Axalta Coating Systems, Ltd.

Axiall Corporation

Brenntag AG

Cabot Corporation

Celanese Corporation

Chemtura Corporation

Olin Corp.

PolyOne Corporation

RPM International Inc.

Univar, Inc.

Valspar Corporation Specialty Chemicals

Distribution companies:

Applied Industrial Technologies Inc.

Beacon Roofing Supply Inc.

Core-Mark Holding Company, Inc.

Expeditors International of Washington, Inc.

HD Supply Holdings, Inc.

MRC Global, Inc.

NOW Inc.

UTi Worldwide Inc.

WESCO International Inc.

XPO Logistics, Inc.

In setting base salaries, target total cash compensation and target long-term compensation, the Committee generally focused on the median of the last reported data from the peer group. The Committee also referred to survey information from nationally recognized compensation surveys.

Setting Executive Compensation

The Committee does not rely exclusively on peer group data or survey data in establishing target levels of compensation, or employ a rigid or formulaic process to set pay levels. The Committee does utilize peer group data and survey data as one of many tools. In setting compensation levels, the Committee considers the following factors:

•                  Competitive data (peer group and other survey data), focusing on the median data as a starting point;

•                  Each NEO’s performance;

•                  Each NEO’s scope of responsibility and impact on the Company’s performance;

•                  Internal equity – an NEO’s compensation relative to his or her peers, direct reports and supervisors;

•                The recommendations of the Board’s independent executive compensation consultant, Pearl Meyer, with respect to the NEOs; and

•                  The CEO’s recommendations for his direct reports.

The Committee evaluates the performance of each NEO in light of our overall financial performance and non-financial performance goals and strategic objectives approved by the Committee and the Board. For fiscal year 2018, as in past years, the Committee structured

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a compensation package for our NEOs comprised of base salary and benefits coupled with annual and long-term incentives, which we believe provides an appropriate mix of financial security, risk and reward.

Base Salary

Base salary provides our NEOs with a base level of financial security and supports the Committee’s objectives in attracting and retaining top talent. Base salaries for our NEOs other than the CEO are recommended by our CEO and are reviewed and approved by the Committee. Base salary for our CEO is recommended by the Committee and approved by the Board.

Name	2017 Year-End Base Salary	Increase in Annual Salary	2018 Year-End Base Salary
Mr. Bradley	$900,000	--	$900,000
Mr. Crane	$500,000	--	$500,000
Mr. Farnell	$425,000	$35,000	$460,000
Mr. Herington	$450,000	$10,000	$460,000
Mr. Williams	$410,000	$40,000	$450,000

2018 base salaries for each of the NEOs were determined in recognition of the responsibilities of their positions, their contributions to the success of the Company, internal equity, and their relative position to the market. The Committee believes that each NEO’s salary was reasonable and appropriate.

Bonuses

Our Annual Incentive Plan (the Bonus Plan) was adopted to reward Senior Executive Management for improving financial results for our stockholders, to provide a means to link cash compensation to the Company’s short-term performance, and to attract and retain key leaders. The Bonus Plan is a performance program under the stockholder-approved 2016 Nexeo Solutions, Inc. Long-Term Incentive Plan (2016 LTIP). We provide for short-term incentives in order to motivate and reward achievement of, and performance in excess of, the Company’s annual goals.

In November 2017, the Compensation Committee met to determine the fiscal year 2018 target award percentages of base salary for our NEOs under the Bonus Plan. The target award percentages of base salary among our NEOs were generally set to be consistent with the median target awards of similar positions within our peer group as provided below.

Name	Increase to Target Bonus % of Base Salary	FY 2018 Target Bonus Opportunity % of Base Salary
Mr. Bradley	0%	125%
Mr. Crane	0%	75%
Mr. Farnell	0%	70%
Mr. Herington	0%	65%
Mr. Williams	0%	65%

Each year, the Committee and the Board approve the performance goals under the Bonus Plan, and the Compensation Committee is responsible for certifying the results of the performance goals with respect to bonuses payable to our NEOs. Upon attainment of a threshold performance metric, bonuses under the Bonus Plan for our NEOs are authorized at the highest level, which is then reduced by the Committee to reflect the actual business performance goals achieved and individual performance results. These performance goals are intended to ensure that our NEOs execute on short-term financial and strategic initiatives that drive our business strategy and long-term stockholder value.

Key features of the fiscal year 2018 Bonus Plan include the following:

•                  A primary emphasis on sustained Company financial performance as measured by Adjusted EBITDA and Adjusted Free Cash Flow; and

•                  The recognition of individual achievements, leadership and the overall contribution of participants by making the award subject to an individual performance modifier (which can result in a reduction in the award earned).

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The Committee chose Adjusted EBITDA and Adjusted Free Cash Flow as the fiscal year 2018 Bonus Plan metrics because they were considered the key measures of financial performance in the Company’s fiscal 2018 annual operating plan.

•                  The level of Adjusted EBITDA aligned with the Target payout level was the fiscal year 2018 operating plan amount, and represented growth over fiscal year 2017 Adjusted EBITDA. Adjusted EBITDA is defined as total earnings before interest, tax, depreciation and amortization, as adjusted for any one-time, non-recurring items, and non-recurring gains and losses.

•                  The Committee focuses on Adjusted Free Cash Flow as a performance measure aligned with our objectives of generating cash for debt reduction and growth and reducing our investment in working capital. The target payout level represented significant growth over fiscal year 2017 Adjusted Free Cash Flow. Adjusted Free Cash Flow is defined as cash flow from operating activities, as shown on the Statement of Cash Flows, adjusted for non-recurring, non-operating and special items.

•                  The superior performance levels for both of these goals were set at levels by the Committee that were believed to be realistic, but only as the result of exceptional performance.

•                 Both metrics may be adjusted as the Compensation Committee deems necessary to reflect extraordinary or non-recurring events such as acquisitions, divestitures and other similar transactions or in its sole discretion as it deems necessary or advisable.

The Committee may take into account extraordinary, unusual or infrequently occurring events or significant corporate transactions in deciding to adjust the results used to determine whether or not the Bonus Plan objectives have been met. The Committee retains the right to exercise discretion in determining the final level of the awards paid in order to ensure that the Bonus Plan remains consistent with its stated objectives.

Individual Performance

At the beginning of fiscal year 2018, individual objectives were set for each NEO. Performance goals typically include both leadership objectives and strategic business objectives. Under the Bonus Plan, NEOs can earn up to 250% of their base target bonus based on Company performance and on the NEO’s individual performance.

When the Company’s Adjusted EBITDA performance reaches the threshold level set by the Compensation Committee, bonuses for the NEOs are authorized at the highest level of 250%, and then adjusted downward using an individual performance factor to align the bonus with the Company’s relative achievement of its performance objectives and the NEO’s individual performance.

Individual performance was evaluated both by comparing actual performance to the pre-established leadership objectives and considering individual accomplishments not contemplated in the setting of the pre-established objectives. The Committee assessed the performance of the CEO, and the CEO presented his assessment of each other NEO to the Committee. The individual assessment results in an individual performance factor for each participant approved by the Compensation Committee so that the final bonus amount takes into account both Company results and individual performance. In all cases, the Compensation Committee has the exclusive right and sole discretion to reduce or eliminate the bonus amount without regard to achievement of Company or individual performance objectives.

Performance Against Our Fiscal 2018 Bonus Plan

The following table summarizes the threshold, target and superior performance levels set by the Committee and actual results for the Adjusted EBITDA and Adjusted Free Cash Flow metrics for fiscal year 2018.

Performance at the threshold level paid out 70% for the Adjusted EBITDA metric and 30% for the Adjusted Free Cash Flow metric, performance at the target level paid out 100%, and performance at the superior (maximum) level paid out 250%. We used linear interpolation to determine awards for performance between the identified points.

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FY 2018 Bonus Plan
Company Performance Variables	Weight	Threshold	Target	Superior	FY 2018 Results	Achievement Against Target	Achievement Weighting	Performance Factor
Adjusted EBITDA (expressed in millions)	70%	168.0	198.0	278.0	209	119%	70%	83%
Adjusted free cash flow (expressed in millions)	30%	52.0	64.0	102.0	66	108%	30%	32%
						Company Factor:		1.15%

The Committee reviewed the Company’s fiscal year 2018 performance and determined that in light of the significant accomplishments by each NEO, the individual performance factor be set at 200% for Mr. Bradley, at 160% for Messrs. Herington and Williams, at 140% for Mr. Farnell and at 100% for Mr. Crane. When applied to and combined with the Company factor, this yielded actual bonus payouts for each NEO shown in the table below.

Name	Base Salary ($)	Maximum Bonus ($)	Actual Bonus ($)
Mr. Bradley	900,000	2,812,500	2,587,500
Mr. Crane	500,000	937,500	431,250
Mr. Farnell	460,000	805,000	518,420
Mr. Herington	460,000	747,500	550,160
Mr. Williams	450,000	731,250	538,200

Long-Term Equity-Based Incentives

Long Term Incentive Plan

We believe it is important to provide a long-term incentive opportunity to our NEOs charged with driving sustainable growth and long-term value creation for the Company, further aligning their interests with those of our stockholders. In fiscal year 2018, we did this through grants of Non-Statutory Stock Options, Restricted Stock (RSAs) and Performance Share Units (PSUs), which are designed to ensure an incentive that is performance-based and retentive in nature.

The Compensation Committee considers grant values and grant terms from both our peer group and survey information when establishing long-term incentives for management. While the Committee generally believes that median values and typical terms are competitive and provide an appropriate balance of opportunity and reward to management without heightened compensation-related risk, the Committee will authorize values above or below the median and different terms where it believes it is in the interest of the Company and its stockholders to do so in light of the factors mentioned above.

The Non-Statutory Stock Options and RSAs granted in fiscal year 2018 each vest over a three-year period.  The PSU grant performance measure for awards granted in fiscal 2018 is Return on Invested Capital (ROIC) measured over a three-year performance period. The ROIC metric was selected to emphasize the linkage between our pay-for-performance philosophy and our stockholders’ interests, and is intended to focus Company leadership on superior value creation during the three-year performance period and beyond. Earned PSU grants cliff vest at the end of the three-year performance period.

The Committee believes that the 2018 grants result in an equity incentive approach that aligns the pay for performance of our executives with the investment returns experienced by our long-term stockholders.

On September 17, 2018, the Company and Univar entered into a Merger Agreement providing for the acquisition of the Company by Univar, pursuant to which the PSUs will be cancelled in exchange for the grantee’s right to receive merger consideration under the Merger Agreement with respect to a number of Shares subject to such PSUs based on the Company’s actual performance through the consummation of the transactions contemplated by the Merger Agreement.  On December 11, 2018, the Company amended the award agreements pursuant to which the 2016 PSUs were granted to provide that actual performance will be based on the actual levels of performance through the consummation of the transactions contemplated by the Merger Agreement, or if greater, at the threshold levels of performance.

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Executive Agreements - David A. Bradley Employment Agreement

On June 9, 2016, in connection with the closing of the Business Combination, the Company entered into a new employment agreement with David A. Bradley (the Employment Agreement) for Mr. Bradley to serve as President and Chief Executive Officer of the Company. The Employment Agreement provides for an initial employment term ending on September 30, 2019, and automatically renews for successive one-year periods unless otherwise terminated by either party in accordance with the Employment Agreement. The Employment Agreement further provides that Mr. Bradley (1) will receive an annual base salary of at least $900,000, which may be increased from time to time as determined by the Board, (2) is eligible to receive a target annual bonus of 1.25 times his annual base salary provided certain pre-established performance criteria are met, and (3) is entitled to participate in the long-term incentive and benefit plans of the Company and its affiliates.

None of the other NEOs have a formal employment agreement with the Company.

Severance and Change in Control Benefits

As more fully discussed in the “Potential Payments Upon Termination or a Change in Control” section below, Mr. Bradley’s employment agreement contains provisions that provide for severance and change-in-control benefits. Additionally, the Non-Statutory Stock Option, Restricted Stock and PSU award agreements granted to NEOs contain accelerated vesting provisions upon a change-of-control.  Acceleration of the PSUs is subject to satisfaction of certain applicable performance goals of the Company.  NEOs other than Mr. Bradley are also covered under the Company’s Amended and Restated Nexeo Solutions, Inc., Severance Plan for US Officers and Executives (Severance Plan), which is more fully discussed in the “Potential Payments Upon Termination or a Change of Control” section below.

We believe that the severance protection and change-of-control provisions that cover our NEOs create important retention tools for the Company and allow our NEOs to focus their attention and energy on making the business decisions that are in the best interests of the Company and our stockholders without clouding the decision-making process with personal considerations.

Clawback Policy

The 2016 LTIP contains a forfeiture and recoupment policy provision for cash and equity awards paid to an awardee (including NEOs and other recipients) in the event of a restatement of financial results due to the misconduct of the awardee or the failure of the awardee to prevent such misconduct. Awards may also provide for cancellation, forfeiture, reduction, or recoupment upon the occurrence of certain specified events, such as termination of employment for cause, violation of Company policies, breach of noncompetition or confidentiality covenants, or other conduct by an employee that is detrimental to the business or reputation of the Company.

Deductibility of Executive Compensation

In determining the total compensation of each NEO, the Committee considers the tax deductibility of compensation. The Committee believes it is in our best interest and that of our stockholders to provide compensation that is tax deductible by the Company. While the Committee intends that all compensation be deductible, there may be instances where potentially non-deductible compensation is provided to reward executives consistent with our compensation philosophy for each compensation element.

Other Benefits

NEOs participate in the same health and welfare benefit plans offered to other Nexeo Solutions employees, including 401(k), medical, prescription drug, dental, vision, short- and long-term disability, and the wellness and employee assistance programs. The same contribution amounts, deductibles and plan design provisions are generally applicable to all employees.  We also maintain an executive deferred compensation plan for our Senior Executive Management, including NEOs (Excess Benefit Plan). More information is provided below under the heading “Excess Benefit Plan.” Payouts under the Excess Benefit Plan are included in the Summary Compensation Table below and described in further detail under the heading “Nonqualified Deferred Compensation.”

Perquisites

Our perquisites are intended to be limited in nature, and are focused in areas directly related to a business purpose, or in helping to foster the health, security and well-being of our senior executives for the benefit of the Company.

When an NEO is required to geographically relocate in order to join the Company, or is asked to relocate due to a change in their work location after joining the Company, they are entitled to participate in our relocation benefit program, and receive benefits available to other similarly situated employees. The relocation benefits include temporary living assistance and moving costs that typically occur

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during the first twenty-four months of his or her employment with the Company. Certain relocation expenses are grossed-up for taxes, as is the competitive practice within our peer group, and more broadly, in the general marketplace.

We also pay the cost of executive physical exams and our policy is to not provide tax gross-ups on such amounts to NEOs. Perquisites for NEOs are included in the Summary Compensation Table below.

Pension Benefits

We do not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for our NEOs.

Other Compensation Items

We do not structure our compensation program according to any particular tax or accounting policies, nor do we have an official equity ownership policy for our NEOs.

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. David A. Bradley, our Chief Executive Officer.

The principles that guide us for our executive compensation program are not different than those for the organization at large:

•                     We use the market median as our reference point for our compensation and benefits program.

•                     The market median is specific for the country in which we compete for talent.

•                     The market median is also specific for the job level for each of our employees.

•                  The market median also determines the mix between base pay, short term incentive pay, long term equity and benefits; as the job level increases we typically see an increase on total compensation as well as an increase in that portion of total compensation that is equity based and the portion that is based on performance.

We disclose below the ratio of Mr. David A. Bradley, our Chief Executive Officer’s (CEO’s), annual total compensation relative to the annual total compensation of the median employee of the Company for the year ended September 30, 2018. As permitted or required by Item 402(u) of Regulation S-K, our process for determining the total employee population and the median employee annual total compensation included the following factors.

•                     Employee population

○             We used our global system of record for all of our employees worldwide.

○              We included all employees, whether a salaried employee or an hourly worker, and whether employed on a full-time, part-time or seasonal basis.

○              We used September 30, 2018 as our determination date.

○              To allow for comparisons across international jurisdictions, we converted into U.S. dollars any base cash compensation amounts denominated in non-U.S. currencies.

○              We did not adjust for global cost of living differences.

•                     Consistently applied compensation measure

○              We determined the median employee annual total compensation by using a consistently applied compensation measure, namely, base salary or wages (“base cash compensation”), for all individuals, excluding our CEO, who were employed by us on September 30, 2018.

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○              For part-time workers, we did not adjust base cash compensation to the equivalent for a full time employee.

○              For hourly employees, base cash compensation is based on their hourly rate in combination with an assumption of 2080 hours per year.

Applying these and other relevant factors, we identified a median employee with total compensation (calculated in accordance with Item 402(c)(2)(x) of Regulation S-K) of $53,830 for the year ended September 30, 2018. Total compensation for our CEO for the year ended September 30, 2018, including bonus, long-term incentives and all other compensation, was $5,726,564. Accordingly, for the year ended September 30, 2018, the ratio of our CEO’s total compensation to that of our median employee was approximately 106 to one.

We believe that the above pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. In addition, because the Securities and Exchange Commission rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management and, based on such review and discussion, recommended to the Board of Directors that it be included in this Proxy Statement.

Compensation Committee
Dan F. Smith, Chair
Brian A. Selmo
Nathan H. Wright

December 7, 2018

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Summary Compensation Table for the 2018 Fiscal Year

The table below sets forth the annual compensation earned by our NEOs during the 2016, 2017, and 2018 fiscal years.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Stock Awards ($)(5)	All Other Compensation ($)(6)	Total ($)

David A. Bradley	2018	$900,000	$—	$764,730	$2,587,500	$1,348,380	$125,954	$5,726,564
Chief Executive
Officer	2017	$900,000	$—	$—	$787,500	$440,100	$91,146	$2,218,746

	2016	$913,077	$—	$42,857	—	$2,739,000	$154,070	$3,849,004

Ross J. Crane	2018	$500,000	$—	$195,202	$431,250	$343,665	$61,530	$1,531,647
Chief Financial
Officer	2017	$500,000	$52,500	$—	$262,500	$81,500	$76,134	$972,634

	2016	$513,200	$—	$—	$262,500	$1,004,300	$69,643	$1,849,643

Michael B. Farnell, Jr.	2018	$460,000	$—	$195,202	$518,420	$343,665	$49,321	$1,566,608
Chief Administrative Officer
	2017	$419,808	$52,500	$—	$208,250	$326,000	$57,667	$1,064,225

	2016	$425,769	$—	$—	$184,500	$639,100	$51,255	$1,300,624

Brian K. Herington	2018	$460,000	$—	$172,237	$550,160	$303,240	$54,206	$1,539,843
Executive Vice President,
Chemicals (7)	2017	$443,077	$—	$—	$204,750	$345,200	$272,364	$1,265,391

	2016	$—	$—	$—	$—	$—	$—	$—

Shawn D. Williams,	2018	$450,000	$—	$172,237	$538,200	$303,240	$49,855	$1,513,532
Executive Vice President,
Plastics	2017	$406,769	$—	$—	$186,550	$40,750	$56,321	$690,390

	2016	$388,154	$—	$—	$171,000	$821,700	$53,914	$1,434,768

(1)

Amounts in this column reflect the salary earned by each of the executive officers. At the beginning of the 2018 fiscal year, the base salaries for Messrs. Bradley, Crane, Farnell, Herington, and Williams were $900,000, $500,000, $425,000, $450,000, and $410,000, respectively. On November 2, 2017, the Compensation Committee voted to adjust the base salary for Messrs. Farnell, Herington and Williams to $460,000, $460,000 and $450,000, respectively.

(2)

Amounts in this column for the 2017 fiscal year reflect discretionary bonuses awarded which were paid concurrent with the fiscal year 2017 Bonus Plan awards on December 8, 2017. The bonuses were paid to recognize performance during the 2017 fiscal year.

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(3)

The values in this column for fiscal year 2018 represent the value of the stock options granted to Nexeo Holdings’ NEOs on November 2, 2017, in accordance with ASC Topic 718 under the Company’s current long term incentive plan.  The amounts for fiscal year 2018 were calculated using a grant date fair value of $2.84.  The fair value of each stock option granted in fiscal year 2018 was determined using a discounted cash flow analysis and a Black-Scholes Option Pricing Model with the following valuation assumptions:  expected term of 6 years, expected price volatility of 35.0%, a risk-free interest rate of 2.12% and an expected distribution yield of 0%.  The values in this column for prior fiscal years represent the grant date fair value of Holdings Series B Units granted to Nexeo Holdings’ NEOs on the respective date of each grant computed in accordance with ASC Topic 718 under the Company’s previous long-term incentive plan. We believe that, despite the fact that the Holdings Series B Units did not require the payment of an exercise price, they are most similar economically to stock options, and as such, they are properly classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.” The amount included for Mr. Bradley for a grant during fiscal year 2016, was calculated using a $0.12 weighted average unit price based on the respective date of the grants.  The fair value of each unit of profits interest granted in fiscal year 2016 was determined using a discounted cash flow analysis and a Black-Scholes Option Pricing Model with the following valuation assumptions: expected term between 1 and 4 years, expected price volatility of 39.6% to 47.1%, a risk-free interest rate of 0.61% to 1.18% and an expected distribution yield of 0%.

(4)	Bonus Plan awards for fiscal year 2018 were paid on December 7, 2018.

(5)

The amounts in this column for fiscal year 2018 reflect the grant date fair value of PSUs and RSAs awarded to the NEOs on the respective date of each grant computed in accordance with ASC Topic 718.  The amount for each NEO was calculated using the grant date fair value of $7.50 per unit based on the date of the grants, November 2, 2017, based on the Company’s closing stock price at that date.   Mr. Bradley was granted 89,892 number of PSUs and RSAs.  Messrs. Crane and Farnell were each granted 22,911 number of PSUs and RSAs.  Messrs. Herington and Williams were each granted 20,216 number of PSAs and RSAs.

(6)

The amounts in this column for fiscal year 2018 reflect the total dollar value of taxable relocation assistance paid, retirement plan contributions, and other benefits earned by NEOs as indicated in the table below.

(7)

No amounts are reflected for Mr. Herington for fiscal year 2016 because he did not begin his employment with the Company until September 30, 2016, receiving his first payment for services in October 2017.

Name	Taxable Relocation Assistance	401(k) Contributions	Excess Benefit Plan Contributions(1)	Other(2)	Total

Mr. Bradley	$—	$36,200	$84,125	$5,629	$125,954
Mr. Crane	$—	$23,225	$34,025	$4,280	$61,530
Mr. Farnell	$—	$21,690	$26,821	$810	$49,321
Mr. Herington	$—	$20,937	$30,404	$2,866	$54,207
Mr. Williams	$—	$19,558	$22,324	$7,974	$49,856

(1)	The amounts in this column represent excess plan contributions made by the Company to each NEO’s account thereunder during fiscal year 2018.

(2)

The amounts in this column represent the aggregate amounts paid by the Company or taxable to the respective NEO for life insurance premiums, executive physicals, or executive spousal travel, none of which exceeded $10,000 as a category for any NEO.

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	Grants of Plan-Based Awards for the 2018 Fiscal Year

			Estimated Possible Payouts Under Non-Equity Incentive Plan Award (1)			Estimated Possible Payouts Under Equity Incentive Plan Award(2)			Grant Date Fair Value of Stock and Option Awards
		Grant	Threshold	Target ($)	Maximum	Threshold	Target	Maximum	($)(3)
Name	Award	Date	($)		($)	(#)	(#)	(#)

Mr. Bradley	Bonus Plan		$787,500	$1,125,000	$2,812,500	—	—	—	—
	PSU Grant	11/2/2017	$—	$—	$—	62,924	89,892	179,784	$674,190
	RSA Grant	11/2/2017	—	—	—	89,892	89,892	89,892	674,190

	Option Grant	11/2/2017	—	—	—	269,721	269,271	269,271	764,730

Mr. Crane	Bonus Plan		$262,500	$375,000	$937,500	—	—	—	—
	PSU Grant	11/2/2017	$—	$—	$—	16,038	22,911	45,822	$171,833
	RSA Grant	11/2/2017	—	—	—	22,911	22,911	22,911	171,833
	Option Grant	11/2/2017	—	—	—	68,733	68,733	68,733	195,202

Mr. Farnell	Bonus Plan		$225,400	$322,000	$805,000	—	—	—	—
	PSU Grant	11/2/2017	$—	$—	$—	16,038	22,911	45,822	$171,833
	RSA Grant	11/2/2017	—	—	—	22,911	22,911	22,911	171,833
	Option Grant	11/2/2017	—	—	—	68,733	68,733	68,733	195,202

Mr. Herington	Bonus Plan		$209,300	$299,000	$747,500	—	—	—	—
	PSU Grant	11/2/2017	—	—	—	14,511	20,216	40,432	$151,620
	RSA Grant	11/2/2017	—	—	—	20,216	20,216	20,216	151,620
	Option Grant	11/2/2017	—	—	—	60,647	60,647	60,647	172,237

Mr. Williams	Bonus Plan		$204,750	$292,500	$731,250	—	—	—	—
	PSU Grant	11/2/2017	$—	$—	$—	14,511	20,216	40,432	$151,620
	RSA Grant	11/2/2017	—	—	—	20,216	20,216	20,216	151,620
	Option Grant	11/2/2017	—	—	—	60,647	60,647	60,647	172,237

(1)

These columns show the threshold, target, and maximum payouts for Company performance under the Bonus Plan. As described in the section “Bonuses” above, bonus payouts range from 0% to 250% of target, with threshold, target and maximum payout guidelines provided at 70%, 100%, and 250%, respectively. Each NEO’s possible bonus payout is calculated by first multiplying the NEO’s target bonus opportunity percentage by his or her base salary and then prorating that amount for actual days of service as an employee during the fiscal year.

(2)

These columns show the threshold, target, and maximum number of shares to be awarded related to the PSUs, RSAs and Non-Statutory Stock Options granted during fiscal year 2018, assuming a Change of Control event that accelerated vesting of these units and achievement of the minimum performance goal. On September 17, 2018, the Company and Univar, Inc. (“Univar”) entered into an Agreement and Plan of Merger by and among the Company, Univar, Pilates Merger Sub I Corp, a Delaware corporation and direct wholly owned subsidiary of Univar and Pilates Merger Sub I Corp., a Delaware corporation and direct wholly owned subsidiary of Univar dated as of September 17, 2018 (the “Merger Agreement”) providing for the acquisition of the Company by Univar (the “Univar Merger”).

(3)

The values in this column for the PSUs and RSAs represent the grant date fair value for each grant to the NEOs on the respective date of the grant of $7.50 per unit based on the date of the grants, November 2, 2017, computed in accordance with ASC Topic 718. The values in this column for the stock options represent the grant date fair value of the options granted to Nexeo Holdings’ NEOs on November 2, 2017, in accordance with ASC Topic 718. The amounts were calculated using a grant date fair value of $2.84. The fair value of each stock option granted in fiscal year 2018 was determined using a discounted cash flow analysis and a Black-Scholes Option Pricing Model with the following valuation assumptions: expected term of 6 years, expected price volatility of 35.0%, a risk-free interest rate of 2.12% and an expected distribution yield of 0%.

Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table

For a more detailed discussion of the amounts set forth in the Summary Compensation Table and Grants of Plan-Based Awards above, see the section titled “Compensation Discussion and Analysis” above.

Nexeo Solutions, Inc. | 2019 Proxy Statement | page 31

Outstanding Equity Awards at 2018 Fiscal Year-End

The following table provides information on the unvested Performance Share Units held by our NEOs as of September 30, 2018.

Outstanding Options						Outstanding Stock Awards

	Award Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Performance Share Units That Have Not Vested (#)		Market Value Performance Share Units or Other Rights That Have Not Vested(1)	Number of RSAs That Have Not Vested (#)	Market Value of RSAs That Have Not Vested(2)
Mr. Bradley	11/2/17	—	269,271	$7.42	11/2/27	443,892	(3)	$5,437,677	89,892	$1,101,177
Mr. Crane	11/2/17	—	68,733	$7.42	11/2/27	142,911	(4)	$1,750,660	22,911	$280,660
Mr. Farnell	11/2/17	—	68,733	$7.42	11/2/27	132,911	(5)	$1,628,160	22,911	$280,660
Mr. Herington	11/2/17	—	60,647	$7.42	11/2/27	75,216	(6)	$921,396	20,216	$247,646
Mr. Williams	11/2/17	—	60,647	$7.42	11/2/27	115,216	(7)	$1,411,396	20,216	$247,646

(1)

The amounts in this column reflect the number of unvested PSUs multiplied by $12.25, the closing price of the Company’s common stock on September 30, 2018. The unvested awards were granted under two PSU arrangements: the 2016 PSU Agreement and the 2018 PSU Agreement. The PSUs under the 2016 PSU Agreement are subject to cliff vesting over a 3-year period, beginning June 9, 2016, and the satisfaction of TSR and EBITDA performance metrics. The PSUs under the 2018 PSU Agreement are subject to cliff vesting over a 3-year period, beginning November 2, 2017 and the satisfaction of a ROIC metric. The amounts in this column reflect the number of unvested RSAs multiplied by $12.25, the closing price of the Company’s common stock price on September 30, 2018. The RSAs reflected in this chart are subject to vesting over a 3-year period, beginning November 2, 2017.

(2)

The amounts in this column reflect the number of unvested RSAs multiplied by $12.25, the closing price of the Company’s common stock price on September 30, 2018. The RSAs reflected in this chart are subject to vesting over a 3-year period, beginning November 2, 2017.

(3)	Of Mr. Bradley’s 443,892 number of unvested PSUs, 354,000 were awarded under the 2016 PSU Agreement and 89,892 were awarded under the 2018 PSU Agreement.
(4)	Of Mr. Crane’s 142,911 number of unvested PSUs, 120,000 were awarded under the 2016 PSU Agreement and 22,911 were awarded under the 2018 PSU Agreement.
(5)	Of Mr. Farnell’s 132,911 number of unvested PSUs, 110,000 were awarded under the 2016 PSU Agreement and 22,911 were awarded under the 2018 PSU Agreement.
(6)	Of Mr. Herington’s 75,216 number of unvested PSUs, 55,000 were awarded under the 2016 PSU Agreement and 20,216 were awarded under the 2018 PSU Agreement.
(7)	Of Mr. William’s 115,216 number of unvested PSUs, 95,000 were awarded under the 2016 PSU Agreement and 20,216 were awarded under the 2018 PSU Agreement.

The TSR, adjusted EBITDA and ROIC performance metrics were selected for the PSU grants to emphasize the linkage between our pay-for-performance philosophy and our stockholders’ interests, and are intended to focus Company leadership on superior value creation during the three-year performance period and beyond. Earned PSU grants cliff vest at the end of the three-year performance period.

Options Exercised and Stock Vested During Fiscal Year 2018

None of our NEOs exercised any stock options, nor vested in any stock, including restricted stock, restricted stock units or similar instruments, during the fiscal year ended September 30, 2018.

Nexeo Solutions, Inc. | 2019 Proxy Statement | page 32

Nonqualified Deferred Compensation

Excess Benefit Plan

We maintain a tax-qualified 401(k) plan for our eligible employees, which provides for both matching and non-elective contributions. In connection with the 401(k) plan, we also offer a non-qualified excess benefit plan, which is designed to provide benefits with respect to amounts that cannot be contributed to the 401(k) plan due to qualified plan contribution limits established by the Internal Revenue Code. Our Senior Executive Management, including NEOs, are eligible to participate in the Excess Benefit Plan. Employee deferrals to the Excess Benefit Plan are not allowed; only excess matching and non-elective contributions are deposited into the Excess Benefit Plan. Amounts credited to an employee’s account under the Excess Benefit Plan are deemed to be invested in the same investment funds the employee has designated under the 401(k) plan. The plan administrator determines the net income or loss applicable to the investment funds at such times and in such manner as it deems appropriate. An employee is entitled to a lump sum distribution of his or her account upon termination of employment for any reason including death, in which case the account will be distributed to the employee’s beneficiary. Distribution will be delayed pursuant to Section 409A of the Internal Revenue Code to the extent that such employee is a specified employee.

The following table provides information regarding contributions to, and the year-end balances in, the Excess Benefit Plan for each NEO for fiscal year 2018.

Name	Executive Contributions ($)	Registrant Contributions ($)(1)	Aggregate Earnings ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last Fiscal Year End ($)(1)
Mr. Bradley	$0	$84,125	$39,016	$0	$674,198
Mr. Crane	$0	$34,025	$32,831	$0	$297,886
Mr. Farnell	$0	$26,821	$14,178	$0	$205,473
Mr. Herington	$0	$30,404	$1,739	$0	$37,151
Mr. Williams	$0	$22,234	$11,896	$0	$163,379

(1)

All amounts reported in the Registrant Contributions column above are also reported in the All Other Compensation column of the Summary Compensation Table for the 2018 fiscal year. The Aggregate Balance for each NEO reported above includes contributions to the Excess Benefit Plan by the Company, and gains and losses. The portion of the Aggregate Balance reported above representing contributions by the Company’s in years during which the executive was an NEO were previously reported as compensation to that executive in the Summary Compensation Table for the year in which the amounts were contributed.

(2)	Amounts in this table reflect aggregate earnings or losses in each NEO’s Excess Benefit Plan account during the 2018 fiscal year.

Nexeo Solutions, Inc. | 2019 Proxy Statement | page 33

Potential Payments Upon Termination or a Change in Control(1)(2)

Assuming a September 30, 2018 termination event, our NEOs could have received the following payments, depending on the termination reason:

Name	Termination Trigger	Cash ($)	Equity ($)(3)	Perquisites / Benefits ($)(4)	Total

Mr. Bradley	For-Cause Termination	$—	$—	$—	$—
	Termination Without Cause	$6,637,500	$8,270,113	$30,088	$14,937,701
	Termination Without Cause or For Good Reason Within 24 Months of a Change of Control	$6,637,500	$8,270,113	$30,088	$14,937,701
	Death/Disability	$2,587,500	$—	$—	$2,587,500

Mr. Crane	For-Cause Termination	$—	$—	$—	$—
	Termination Without Cause	$1,353,596	$2,433,598	$15,830	$3,803,024
	Termination Without Cause or For Good Reason Within 24 Months of a Change of Control	$1,957,346	$2,433,598	$15,830	$4,406,774
	Death/Disability	$—	$—	$—	$—

Mr. Farnell	For-Cause Termination	$—	$—	$—	$—
	Termination Without Cause	$1,174,058	$2,342,328	$22,434	$3,538,820
	Termination Without Cause or For Good Reason Within 24 Months of a Change of Control	$1,814,558	$2,342,328	$22,434	$4,179,320
	Death/Disability	$—	$—	$—	$—

Mr. Herrington	For-Cause Termination	$—	$—	$—	$—
	Termination Without Cause	$1,166,558	$1,591,317	$23,468	$2,781,343
	Termination Without Cause or For Good Reason Within 24 Months of a Change of Control	$1,814,558	$1,591,317	$23,468	$3,429,343
	Death/Disability	$—	$—	$—	$—

Mr. Williams	For-Cause Termination	$—	$—	$—	$—
	Termination Without Cause	$1,111,736	$2,028,397	$22,435	$3,162,568
	Termination Without Cause or For Good Reason Within 24 Months of a Change of Control	$1,688,936	$2,028,397	$22,435	$3,739,768
	Death/Disability	$—	$—	$—	$—

(1)	Payment of any base salary earned through the termination date was assumed current at the event in question for these fiscal-year end termination scenarios.
(2)

On September 17, 2018, the Company and Univar entered into a Merger Agreement providing for the acquisition of the Company by Univar. The transactions contemplated by the Merger Agreement would qualify as a change of control and all outstanding equity awards would be affected by the Univar Merger. On December 11, 2018, the Company amended the award agreements pursuant to which the 2016 PSUs were granted to provide that actual performance will be based on the actual levels of performance through the consummation of the transactions contemplated by the Merger Agreement or, if greater, at the threshold levels of performance.

Nexeo Solutions, Inc. | 2019 Proxy Statement | page 34

(3)

The amounts in this column reflect the number of unvested RSAs and one-third of the Option Awards as disclosed in the Outstanding Equity Awards at 2018 Fiscal Year-End above multiplied by $12.25, the closing price of the Company’s common stock on September 30, 2018. It also includes the number of 2016 PSUs multiplied by .893, which would be the performance factor at $12.25, then multiplied by $12.25, the closing price of the Company’s common stock on September 30, 2018. It also includes the number of 2018 PSUs multiplied by 2, which would be the performance factor based on the applicable ROIC, then multiplied by $12.25, the closing price of the Company’s common stock on September 30, 2018.

(4)	The amounts in this column reflect the anticipated aggregate amount of COBRA premiums that would be provided to each NEO under the various termination events.

Potential Payments Upon Termination or a Change in Control

The various agreements and plans providing potential payments to our NEOs upon termination or a change of control that were in place during the fiscal year ended September 30, 2018 are described in detail below.

Bradley Employment Agreement

Mr. Bradley’s Employment Agreement provides him with severance benefits upon certain termination events as well as upon a liquidity event.

•                  If Mr. Bradley’s employment is terminated without “cause” or for “good reason” (as defined in the Employment Agreement), he will be entitled to receive (1) all accrued but unpaid base salary, expenses and benefits (the Accrued Payments), (2) an amount equal to two times the sum of (a) his annual base salary, plus (b) his target annual bonus for the preceding fiscal year, to be paid in substantially equal monthly installments over a period of 24 months, (3) any earned but unpaid annual bonus for the performance year ending prior to the date of termination, (4) payments for continued COBRA coverage until the earlier of 24 months following the date of termination or the date Mr. Bradley becomes eligible to receive medical and dental coverage from a subsequent employer, and (5) pro-rata vesting under any outstanding performance share unit awards granted under the 2016 LTIP (based on actual performance through the date of his termination of employment).

•                  If Mr. Bradley’s employment is terminated without “cause” or for “good reason” within a 24-month period following a “change in control” (as defined in the Employment Agreement), then he will be entitled to receive the amounts described above except that (1) the target annual bonus amount under (2)(b) above shall be calculated with respect to the target annual bonus for the year of termination, (2) any vesting of outstanding equity based awards previously granted to Mr. Bradley shall be determined pursuant to the governing plans and award agreements, as applicable, and (3) he shall also be entitled to a prorated annual bonus (based on actual performance) for the year in which such termination occurs.

All payments due upon termination of employment, except the Accrued Payments, are contingent upon Mr. Bradley’s timely execution, delivery, and non-revocation of a release of claims.

If Mr. Bradley’s employment is terminated due to death or disability, then he (or his estate) will be entitled to receive (1) the Accrued Payments, (2) any earned but unpaid annual bonus for the performance year ending prior to the date of termination (based on actual performance) and (3) the annual bonus for the year of termination (based on actual performance) calculated at the end of the fiscal year but prorated through the date of termination.

Mr. Bradley is also subject to non-competition and non-solicitation covenants during his employment with the Company and for 24 months thereafter.

Performance Share Awards

With the exception of Mr. Bradley, whose employment agreement details the treatment of his PSUs upon termination as described above, if an NEO’s employment is terminated for any reason, all PSUs that have not been settled will be forfeited; provided, however, that if a grantee’s employment is terminated by the Company without “cause” (as defined in the PSU agreement) or due to death or “disability” (as defined in the PSU agreement) after the relevant performance period has ended, but before the NEO’s award has been settled, such awards shall be settled as if such grantee had remained continuously employed through the end of the relevant service period.

In the event a Change of Control (as defined in the PSU agreement) occurs, the performance period will end immediately prior to the date of the Change of Control, and satisfaction of the performance goals will be based upon the Company’s actual achievement of the performance goals up to the date of the Change of Control.

Nexeo Solutions, Inc. | 2019 Proxy Statement | page 35

Severance and Change in Control Benefits

Our Severance Plan was amended and restated in 2016 and provides severance benefits in the event of termination of the employment of any NEO under certain circumstances, with the exception of Mr. Bradley, whose severance benefits are governed by his Employment Agreement.

If an NEO’s employment is terminated (A) by the Company or the Company’s subsidiaries for any reason other than “cause” (as defined in the Severance Plan), “permanent disability” (as defined in the Severance Plan) or death or (B) by the participant for “good reason” (as defined in the Severance Plan) (each termination described in (A) or (B), an Involuntary Termination), and such termination is not in connection with a “change of control” (as defined in the Severance Plan), the NEO is entitled to receive

•                                          a severance payment in the amount of 1.5 times the sum of the NEO’s annual base salary, plus the NEO’s target annual bonus amount from the immediately preceding performance year;

•                                          coverage under the Company’s medical and dental plans, as required by and pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA), subsidized such that the NEO shall pay the same rate as employee contributions paid by similarly-situated active employees, such subsidized coverage to be provided by the Company through the earlier of eighteen (18) months following the NEO’s termination date or the “subsidy period” (as defined below); and

•                                          continued pay through a 30-day termination “notice period” if the NEO’s employment is terminated prior to the end of such notice period.

If an NEO’s employment is terminated by the Company or its subsidiaries due to an Involuntary Termination, in each case on or within 24 months following a change of control, the participant is entitled to

•                                          a severance payment in the amount of 1.5 times the sum of the NEO’s annual base salary, plus the NEO’s target annual bonus amount for the year in which the NEO’s termination occurs;

•                                          an amount equal to the NEO’s target annual bonus for the year in which such termination occurs, which amount shall be prorated through and including the date of the NEO’s termination of employment, based on actual performance for such year, as determined in good faith by the Board;

•                                          coverage under the Company’s medical and dental plans, as required by and pursuant to COBRA, subsidized such that the NEO shall pay the same rate as employee contributions paid by similarly-situated active employees, such subsidized coverage to be provided by the Company through the earlier of eighteen (18) months following the NEO’s termination date or the “subsidy period” (as defined below); and

•                                          continued pay through a 30-day termination “notice period” if the NEO’s employment is terminated prior to the end of such notice period.

In both situations above, the “subsidy period” ends at such time that (1) the NEO does not timely pay a required COBRA premium, (2) the NEO is eligible for health coverage at a new employer, (3) the NEO terminates COBRA coverage or (4) any other event occurs that, pursuant to COBRA, permits the earlier termination of COBRA coverage.

Nexeo Solutions, Inc. | 2019 Proxy Statement | page 36

Equity Compensation Plan Information

The following table gives information about the Company’s common stock authorized for issuance under the Company’s equity compensation plans as of September 30, 2018:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Plan Category	(a)	(b)	(c)
Equity compensation plans approved by the security holders	2,704,397	$—	3,980,465	(2)

Equity compensation plans not approved by the security holders	—	$—	—
Total	2,704,397	$—	3,980,465

(1)

Column (a) of the table above includes 1,695,167 PSUs outstanding under the 2016 LTIP.  In certain circumstances, based on whether the vesting conditions are met during the term of the PSUs, up to 3,390,334 shares of Common Stock may be issued upon vesting of these PSUs.  Column (a) also includes 992,892 stock options and 16,338 Restricted Stock Units outstanding under the 2016 LTIP.

(2)

Represents shares available for future issuance under the 2016 LTIP, including the effect of the grant of 100,000 shares of restricted stock granted by TPG to certain officers and employees from shares of the Company’s Common Stock owned by TPG. While these awards were not made pursuant to the 2016 LTIP, they constitute equity-based compensation and therefore will count against the 2016 LTIP’s share reserve to the extent the awards vest.

Nexeo Solutions, Inc. | 2019 Proxy Statement | page 37

Directors Fees

In fiscal year 2018, non-executive Directors were eligible to receive an annual retainer of $100,000 and additional cash compensation as follows: (1) the Non-Executive Chairman of the Board may receive an additional annual retainer of $100,000; (2) the Lead Director may receive an additional annual retainer of $20,000; (3) the Audit Committee Chair may receive an additional annual retainer of $20,000; (4) the Nominating and Corporate Governance Committee Chair may receive an additional annual retainer of $12,500 and (5) the Compensation Committee Chair can receive an additional annual retainer of $15,000. Director cash compensation is payable in equal quarterly installments. Directors are also reimbursed for reasonable expenses incurred in the performance of their duties.

The value of our annual grant of restricted stock to our non-executive Directors was established by our Nominating and Governance Committee at $100,000.  In fiscal year 2018, each of our non-executive Directors on September 13, 2018, received a cash payment of $100,000, in lieu of the fiscal year 2018 grant of restricted stock units under our 2016 LTIP1.

Our Board has established share ownership guidelines for the non-executive Directors in an effort to link more closely the financial interests of the non-executive Directors with those of our stockholders. Non-executive Directors are required to own shares of our common stock in an amount equal to five times the non-executive Director annual cash retainer within five years of joining the Board.

The following table shows amounts paid by us to our non-executive Directors during fiscal year 2018 for services rendered to us.

Name(1)	Fees earned or paid in cash	Stock awards(2)	Total

Lord William Astor(3)	$--	$--	$--

Kenneth M. Burke	$220,000	$--	$220,000

Nadim Z. Qureshi(3)	$--	--	--

Dan F. Smith	$315,000	$--	$315,000

Thomas E. Zacharias	$220,000	$--	$220,000

Robert J. Zatta	$220,000	$--	$220,000

(1)	Messrs. Selmo, Wright and Yip waive all compensation for their services as directors.
(2)	The amount includes for each director $100,000 in cash compensation provided in lieu of the annual director’s grant.
(3)	Lord Astor and Mr. Qureshi resigned from the Board on November 2, 2017 and forfeited the stock awards granted to them in fiscal year 2018 which had not vested.

1  On September 17, 2018, the Company and Univar entered into a Merger Agreement providing for the acquisition of the Company by Univar.

Nexeo Solutions, Inc. | 2019 Proxy Statement | page 38

EXECUTIVE OFFICERS

Our current executive officers are listed in the following table, and certain information concerning those officers follows the table:

Name	Age	Position
David A. Bradley	47	President, Chief Executive Officer and Director
Ross J. Crane	55	Executive Vice President and Chief Financial Officer
Michael B. Farnell, Jr.	48	Executive Vice President, Chief Administrative Officer and Secretary
Brian K. Herington	51	Executive Vice President, Chemicals
Shawn D. Williams	55	Executive Vice President, Plastics
Ronald J. LaBuschewsky	51	Senior Vice President, Supply Chain & Environmental Services
Alberto J. Machado	54	Senior Vice President, Strategic Growth
Michael L. Everett	52	Vice President and Treasurer
Kristina A. Smith	53	Vice President and Chief Accounting Officer

David A. Bradley – President, Chief Executive Officer and Director. Please see page 12 for Mr. Bradley’s biographical information.

Ross J. Crane – Executive Vice President and Chief Financial Officer.  Mr. Crane has served as our Executive Vice President, Chief Financial Officer and Treasurer since the consummation of the Business Combination on June 9, 2016.  He has served as Executive Vice President, Chief Financial Officer and Treasurer for Nexeo Holdings and Solutions since August 8, 2011.  Prior to joining Nexeo, Mr. Crane served as Chief Financial Officer for Belkin International, Inc. from September 2008 to August 2011.  Prior to joining Belkin International, Inc., Mr. Crane served as Senior Vice President, Strategic Initiatives, Chief Financial Officer, North America, and Interim President, North America at Ingram Micro Inc., a distributor of technology goods and services from August 2005 to September 2008.  From November 1994 to August 2005, Mr. Crane held various senior financial positions at Avnet, Inc, including Senior Vice President, Group Financial Officer of Avnet Electronics Marketing.  From 1999 to 2002, Mr. Crane served as Vice President, and subsequently Senior Vice President, Group Financial Officer of Avnet Applied Computing.  Prior to joining Avnet Inc., Mr. Crane spent six years with Honeywell Inc. in its Space Systems Group and its Industrial Automation and Control Group.  During this six-year period, Mr. Crane held a variety of positions in manufacturing, government relations, working capital management, program accounting and financial planning and reporting.  Mr. Crane received his B.S. and M.B.A. in Finance from Arizona State University and graduated Magna Cum Laude.  Mr. Crane also served as a member of the Dean’s Board of Excellence for the Barrett Honors College in Arizona State University’s College of Business.

Michael B. Farnell, Jr. – Executive Vice President, Chief Administrative Officer and Secretary.  Mr. Farnell has served as our Executive Vice President, Chief Legal Officer and Secretary since the consummation of the Business Combination on June 9, 2016 and in December 2016 assumed the role of Chief Administrative Officer.  He has served as Executive Vice President and Chief Legal Officer for Nexeo Holdings and Solutions since August 15, 2011 and served as Vice President and Secretary since February 22, 2011.  Mr. Farnell served as legal counsel for TPG from 2006 to 2011.  Prior to joining TPG, Mr. Farnell was a corporate attorney with the law firm of Weil, Gotshal & Manges, LLP in Dallas, Texas from 1998 through 2006.  Mr. Farnell served as a Member of the Board of Directors for British Vita Group S.a.r.l., a TPG portfolio company, from October 2006 through February 2013.  Mr. Farnell received his J.D. and M.B.A degrees from Southern Methodist University, where he was a member of the SMU Law Review, and his B.A. degree from Trinity University.

Brian K. Herington—Executive Vice President—Chemicals.  Mr. Herington has served as our Senior Vice President – Chemicals since October 3, 2016 and was promoted to Executive Vice President – Chemicals on January 31, 2018.  Mr. Herington has 27 years of industrial and commercial experience leading complex, technology-driven businesses both regionally and globally including international assignments in the Netherlands and Brazil.  Most recently, he served as Regional Division Head - Americas at ABB and President of Thomas & Betts since June 2011.  From 2009 to 2011 he was President – Americas, Performance Fibers a Sun Capital business.  From 2007 to 2009 he was General Manager of the High Performance Plastics global business at SABIC Innovative Plastics.  Prior to SABIC, Mr. Herington held a variety of leadership positions at GE from 1994 to 2007, which included roles as General Manager, Region Manager, Product Manager, Business Development, Marketing Manager and Account Manager.  Mr. Herington started his career at Amoco Chemical as a Sales Representative from 1990 to 1994.  Mr. Herington holds a B.S. from Illinois State University and an M.B.A. from Ashford University.

Nexeo Solutions, Inc. | 2019 Proxy Statement | page 39

Shawn D. Williams – Executive Vice President – Plastics.  Mr. Williams has served as our Senior Vice President – Plastics since the consummation of the Business Combination on June 9, 2016.  He has served as Senior Vice President – Plastics for Nexeo Holdings and Solutions since September 10, 2012 and was promoted to Executive Vice President – Plastics on January 31, 2018.  Mr. Williams served as President and Chief Executive Officer of Momentive Performance Materials, Inc. from 2009 to 2012.  Prior to joining Momentive, he spent 20 years in a variety of leadership positions with General Electric Company.  He served on the Board of Directors for the YMCA in Albany, New York from 2011 to 2012 and Purdue University’s PBAO from 2008 to 2012.  Mr. Williams holds a B.S. degree in Electrical Engineering from Purdue University and a M.B.A. from the Haas School of Business at University of California, Berkeley.

Ronald J. LaBuschewsky – Senior Vice President – Supply Chain & Environmental Services.  Mr. LaBuschewsky has served as our Senior Vice President-Supply Chain and Environmental Services since the consummation of the Business Combination on June 9, 2016.  He has served as Senior Vice President-Supply Chain and Environmental Services for Nexeo Holdings and Solutions since March 10, 2016.  Mr. LaBuschewsky previously served as Senior Vice President-Supply Chain from November 13, 2014 through March 9, 2016 and Vice President of Operations from August 26, 2013 through November 12, 2014.  Mr. LaBuschewsky served as Chief Operating Officer of Intrapac International Group from December 2011 to August 2013. Mr. LaBuschewsky served as Chief Operating Officer of Peninsula Packaging Inc. from January 2011 to December 2011. Prior to joining Peninsula Packaging, Mr. LaBuschewsky spent six years with Bway Packaging Inc. in a variety of leadership roles including Director of Quality, Vice President of Nampac Division, and Vice President of Plastics. Prior to Bway, Mr. LaBuschewsky spent 16 years at Graham Packaging where he held various Operations leadership roles. Mr. LaBuschewsky received his BS and MBA degrees in Business Administration and Management from the University of Phoenix.

Alberto J. Machado – Senior Vice President – Strategic Growth.  Mr. Machado has served as our Senior Vice President – Strategic Growth since the consummation of the Business Combination on June 9, 2016.  He has served as Senior Vice President – Strategic Growth for Nexeo Holdings and Solutions since March 10, 2016.  He previously served as Senior Vice President – Environmental Services and Strategic Growth from November 13, 2014 through March 9, 2016; as their Senior Vice President – Composites and Environmental Services from May 14, 2013 through November 13, 2014; and as their Vice President Commercial Operations from November 26, 2012 through May 14, 2013.  Mr. Machado served as a Sales Director and then as Global Channel Director from 2007 – 2012 with Momentive Performance Materials.  Prior to joining Momentive, Mr. Machado spent 10 years in a variety of leadership positions with General Electric Company completing his certification as a Global Master Black Belt in Sales Force Effectiveness.  Mr. Machado holds a MoS Mechanical Engineering Degree from University Simon Bolivar in Caracas, Venezuela and a minor in Materials and Industrial Design from Insituto Tecnico Jose A Sucre in Caracas.

Michael L. Everett – Vice President and Treasurer.  Mr. Everett has served as our Vice President and Treasurer since the consummation of the Business Combination on June 9, 2016.  He has served as Vice President and Treasurer for Nexeo Holdings and Solutions since November 14, 2011.  Previously, Mr. Everett was the Vice President and Treasurer of Cogentrix Energy, LLC (a wholly-owned subsidiary of The Goldman Sachs Group, Inc.) from December 2004 through July 2010, and served as interim Chief Financial Officer from January 2009 through July 2010.  Prior to his time at Cogentrix Energy, LLC, Mr. Everett served various treasury functions at Duke Energy Corporation, including Director, Global Capitalization from 2002 to 2004, Regional Treasury Manager, Latin America from 1999 to 2002, Senior Financial Analyst from 1997 to 1999 and Senior Credit Analyst from 1996 to 1997.  Mr. Everett also served in various financial analyst and brokerage roles in the financial services industry at Fidelity Investments and Merrill Lynch from 1992 to 1996.  Mr. Everett has been a Chartered Financial Analyst (CFA) since 1997 and holds an M.S. degree in Finance and Economics and B.F.A. degree from West Texas A&M University.

Kristina A. Smith – Vice President and Chief Accounting Officer.  Ms. Smith has served as our Vice President and Chief Accounting Officer since the consummation of the Business Combination on June 9, 2016.  She has served as Vice President for Nexeo Holdings and Solutions since January 2012 and more recently as Chief Accounting Officer since May 2014. She served as the Global Controller of Belkin International, Inc. from April 2009 to November 2011. Ms. Smith served as the Vice President, Global Licensing Controller for The Walt Disney Company from February 2007 to October 2008. Prior to that, she held various accounting and finance roles with The Walt Disney Company of increasing responsibility from 1995 to 2007. Prior to joining The Walt Disney Company, Ms. Smith spent six years with Marriott International, Inc. in roles ranging from internal auditor to Controller Distribution. Ms. Smith holds a Bachelors of Business Administration degree from Loyola College.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information known to us regarding the beneficial ownership of our common stock as of December 4, 2018, by:

•                               each stockholder, or group of affiliated stockholders, that we know owns more than 5% of our outstanding common stock;

•                               each of our named executive officers;

•                               each of our directors; and

•                               all of our executive officers and directors as a group.

The information below is based on 89,698,331 shares of common stock outstanding as of December 4, 2018.

Beneficial ownership is determined in accordance with the rules of the SEC, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or exercisable within 60 days of December 4, 2018, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of our Common Stock shown as beneficially owned by them. Except as indicated in the footnotes to this table, the address for each beneficial owner is c/o Nexeo Solutions, Inc., 3 Waterway Square Place, Suite 1000, The Woodlands, Texas, 77380.

	Shares Beneficially Owned
Name and Address of Beneficial Owners	Number	Percent of Class (1)
TPG Funds (2)	31,127,844	34.7%
First Pacific Advisors, LLC (3)	25,618,557	28.6%
Park West Asset Management LLC (4)	8,195,447	9.1%
Named Executive Officers and Directors
David A. Bradley (5)(6)	217,603	*	%
Ross J. Crane (5)(6)	21,053	*	%
Michael B. Farnell, Jr. (5)(6)	21,053	*	%
Brian K. Herington (5)(6)	68,576	*	%
Shawn D. Williams (5)(6)	18,576	*	%
Kenneth M. Burke (5)(6)(7)	22,757	*	%
Brian A. Selmo (5)(8)	0	*
Dan F. Smith (5)(6)(7)	22,757	*	%
Nathan H. Wright (9)	0	*	%
Christopher J. Yip (9)	0	*	%
Thomas E. Zacharias (5)(10)	36,757	*	%
Robert J. Zatta (5)(7)	20,438	*	%
All directors and executive officers as a group (7)(12)	536,827	*	%

(*)	Represents less than 1%
(1)	Based on 89,698,331 shares of Common Stock outstanding as of December 4, 2018.
(2)

Shares beneficially owned include: (i) 12,926,291 shares of Common Stock held by TPG VI Neon I, L.P., a Delaware limited partnership (including 1,447,789 Founder Shares), (ii) 16,294,874 shares of Common Stock held by TPG VI Neon II, L.P., a Delaware limited partnership (including 1,825,082 Founder Shares), (iii) 115,497 shares of Common Stock held by TPG VI FOF Neon, L.P., a Delaware limited partnership (including 12,936 Founder Shares) and (iv) 1,791,182 shares of Common Stock held by Nexeo Holdco, LLC, a Delaware limited liability company (“Nexeo Holdco”) (including 268,433 Founder Shares). The general partner of each of TPG VI Neon I, L.P., TPG VI Neon II, L.P. and TPG VI FOF Neon, L.P. is TPG Advisors VI, Inc., a Delaware corporation.  The managing member of Nexeo Holdco is TPG VI AIV SLP SD, L.P., a Delaware limited partnership, whose general partner is TPG

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VI AIV SLP SD Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings II, L.P., a Delaware limited partnership, whose general partner is TPG Holdings II-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation (“TPG Group Advisors”). The shares described herein are referred to as the TPG Shares. David Bonderman and James G. Coulter are officers and sole shareholders of each of TPG Advisors VI, Inc. and TPG Group Advisors and may therefore be deemed to be beneficial owners of the TPG Shares. Messrs. Bonderman and Coulter disclaim beneficial ownership of such shares of Common Stock except to the extent of their pecuniary interest therein. The address of each of the above-mentioned entities and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301Commerce Street, Suite 3300, Fort Worth, Texas 76102. Share ownership is based on the Schedule 13D filed by TPG Group Holdings (SBS) Advisors, Inc. on September 18, 2018.

(3)

Shares beneficially owned include: (i) 20,123,426 shares of Common Stock held by FPA Crescent Fund, a series of FPA Funds Trust, a Delaware trust (“FPA Crescent Fund”) (including 2,431,709 Founder Shares); (ii) 816,923 shares of Common Stock (including 138,224 Founder Shares) held by FPA Global Opportunity Fund, a series of FPA Hawkeye Fund, LLC, a Delaware limited liability company (“FPA Global Opportunity”); (iii) 1,775,556 shares of Common Stock (including 251,058 Founder Shares) held by FPA Select Drawdown Fund, L.P., a Delaware limited partnership (“FPA Select Drawdown”); (iv) 148,987 shares of Common Stock (including 16,799 Founder Shares) owned by FPA Select Fund, a series of FPA Hawkeye Fund, LLC, a Delaware limited liability company (“FPA Select”); (v) 280,167 shares of Common Stock (including 25,796 Founder Shares) held by FPA Value Partners Fund, a series of FPA Hawkeye Fund, LLC, a Delaware limited liability company (“FPA Value Partners”); (vi) 182,067 shares of Common Stock held by FPA Select Maple Fund, L.P., a Delaware limited partnership (“FPA Select Maple”); (vii) 163,339 shares of Common Stock held by FPA Select Fund II, L.P., a Delaware limited partnership (“FPA Select II”); (viii) 1,481,699 shares of Common Stock (including 1,256,166 Founder Shares) held by WLR Fund I LLC, a Delaware limited liability company; and (ix) 646,393 shares of Common Stock (including 78,110 Founder Shares) held by certain unaffiliated separately managed accounts (the “Managed Accounts” collectively, with FPA Crescent Fund, FPA Global Opportunity, FPA Select Drawdown, FPA Select, FPA Value Partners, FPA Select Maple, FPA Select II, and WLRS Fund I, LLC, the “FPA Funds”) The address of each of the above-mentioned entities is c/o First Pacific Advisors, LLC, 11601 Wilshire Blvd., Suite 1200, Los Angeles, California 90025. First Pacific Advisors, LLC (“FPA”) may be deemed to share voting and/or investment power over shares beneficially owned as the investment adviser of the FPA Funds. Mr. J. Richard Atwood may be deemed to share voting and/or investment power over the shares beneficially owned by FPA Funds as a Managing Partner of FPA. Mr. Steven T. Romick may be deemed to share voting and/or investment power over the shares beneficially owned by the FPA Funds as a Portfolio Manager of FPA Funds and a Managing Partner of FPA. Messrs. Brian Selmo and Mark Landecker may be deemed to share voting and/or investment power over the shares beneficially owned by FPA Funds as Portfolio Managers of FPA Funds and Partners of FPA. The address of each of the above-mentioned individuals is c/o First Pacific Advisors, LLC, 11601 Wilshire Blvd., Suite 1200, Los Angeles, California 90025. Share ownership is based on the Schedule 13D filed by FPA and the FPA Funds on September 19, 2018.

(4)

Shares beneficially owned include: (i) 6,253,057 shares of Common Stock (including 3,685,393 Founder Shares) held by Park West Investors Master Fund, Limited, a Cayman Islands exempted company (“PWIMF”); and (ii) 795,970 shares of Common Stock (including 482,972 Founder Shares) held by Park West Partners International, Limited, a Cayman Islands exempted company (“PWPI” and, together with PWIMF, the “PW Funds”). Park West Asset Management LLC (“PWAM”) may be deemed to share voting and/or investment power over shares beneficially owned as the investment manager to the PW Funds. Mr. Peter S. Park may be deemed to share voting and/or investment power over the shares beneficially owned by the PW Funds as the sole member and manager of PWAM. The address for Mr. Park and each of the above-named entities is 900 Larkspur Landing Circle, Suite 165, Larkspur, California 94939. Share ownership is based on the Schedule 13G filed by PWAM on February 14, 2018.

(5)	The address for such individual is Nexeo Solutions, LLC, 3 Waterway Square Pl, Suite 1000, The Woodlands, Texas 77380.
(6)

Shares beneficially owned exclude (i) the 1,791,182 shares of Common Stock held by Nexeo Holdco, LLC, a Delaware limited liability company (including 268,433 Founder Shares) and (ii) any PSUs that may have been awarded to such individual. Such individual disclaims any beneficial interest in any shares owned by Nexeo Holdco except to the extent of such individual’s pecuniary interest therein. See Footnote 2 for a description of the Nexeo Holdco shares of Common Stock.

(7)

Shares beneficially owned include 12,004 shares granted as restricted stock to such individual in accordance with his Board service and that vest on August 1, 2018. Shares beneficially owned by Mr. Zatta also include 5,434 shares granted as restricted stock in accordance with his Board service and that

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vested on May 4, 2018.
(8)

Brian A. Selmo is a Portfolio Manager of FPA Funds and an FPA Partner. He may be deemed to share voting and/or investment power over the shares beneficially owned by FPA Funds. See Footnote 3 for a description of the FPA Funds shares of Common Stock. Mr. Selmo’s address is c/o First Pacific Advisors, LLC, 11601 Wilshire Blvd., Suite 1200, Los Angeles, California 90025.

(9)

Nathan H. Wright is a TPG Partner and Christopher J. Yip is a Principal at TPG Global LLC. Neither Mr. Wright nor Mr. Yip has voting or investment power over and each disclaims beneficial ownership of the TPG Shares. The address of Messrs.  Wright and Yip is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(10)

Shares beneficially owned include (i) 12,004 shares granted as restricted stock to such individual in accordance with his Board service and that vest on August 1, 2018; and (ii) 10,000 Founder Shares granted for prior Board service to WLRH in connection with the Business Combination over which he has sole voting and investment power.

(11)

Shares beneficially owned include (i) 49,287 shares of restricted stock held by Ronald J. LaBuschewsky, (ii) 21,927 shares of restricted stock held by Kristina A. Smith, (iii) 9,851 shares of common stock held by Michael L. Everett (of which 7,351 are restricted shares), and (iv) 6,192 shares of restricted stock held by Alberto J. Machado.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Act of 1934 (Exchange Act), requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and changes in ownership of our registered equity securities.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that such reports accurately reflect all reportable transactions and holdings, with respect to the fiscal year ended September 30, 2018 and through the date of this proxy statement, all officers, directors, and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except that each of the named officers, along with Michael Everett, Gabriela Garcia, Ronald LaBuschewsky, Alberto Machado and Kristina Smith, inadvertently failed to timely report the forfeiture of restricted stock to pay their taxes on the first vesting date of the restricted stock awards in November 2018.  Such forms were filed with the SEC on December 6, 2018.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Audit Committee has the responsibility to review and approve all related party transactions, to prevent potential conflicts of interest and to ensure that related party transactions are disclosed in the reports that the Company files with the SEC as and when required by applicable securities laws and regulations. The term “related party transaction” is generally defined as any transaction (or series of related transactions) in which the Company is a participant and the amount involved exceeds $120,000, and in which any director, director nominee or executive officer of the Company, any holder of more than 5% of the outstanding voting securities of the Company, or any immediate family member of the foregoing persons will have a direct or indirect interest. The term includes most financial transactions and arrangements, such as loans, guarantees and sales of property, and remuneration for services rendered (as an employee, consultant or otherwise) to the Company and its subsidiaries.

The Audit Committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he or she is a related party, but that director is required to provide the Audit Committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire on an annual basis that requests information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee, or officer.

The following paragraphs discuss related party transactions that occurred during the fiscal year ended September 30, 2018 or were effective during the fiscal year ended September 30, 2018 (other than compensation paid or awarded to the Company’s directors, director nominees and executive officers that is required to be discussed, or is exempt from discussion, in the sections of this proxy statement entitled “Compensation Discussion and Analysis” and “Directors Fees”).

The Shareholders’ Agreement

In connection with the Business Combination, the Company entered into the Shareholders’ Agreement with WLRS, TPG and certain of its affiliates, including Nexeo Holdco, LLC. The Shareholders’ Agreement provides WLRS and TPG with certain rights and obligations regarding the Company following the Business Combination.

The Shareholders’ Agreement provided WLRS, TPG, and their permitted transferees with certain registration rights and, as required by the Shareholders’ Agreement, the Company filed a shelf registration statement with the SEC effective September 1, 2016, relating to (i) the primary offer and sale by the Company of a number of shares of Common Stock equal to the number of Excess Shares (as defined in the shelf registration statement), if any, which, at the Company’s election, may be sold upon certain events to fund the Deferred Cash Consideration (as defined in the shelf registration statement), if any, and (ii) the offer and sale of the Registrable Securities (as defined in the Shareholders’ Agreement) owned by WLRS and TPG (and any permitted transferees). The Company has agreed to keep the shelf registration statement effective on a continuous basis until the date as of which all such Registrable Securities have been sold or another registration statement is filed under the Securities Act of 1933. WLRS and TPG are also entitled to unlimited piggyback registration rights. The registration rights of WLRS and TPG are subject to customary black-out periods, cutback provisions and other limitations as set forth in the Shareholders’ Agreement.

Subject to specified ownership thresholds, each of WLRS and TPG were provided with the right to designate directors for appointment to the Board of Directors, and representation on the committees of the Board of Directors, other than the Audit Committee. See “Proposal 1: Election of Directors” beginning on page 10 of this proxy statement for additional information.

TPG is subject to a customary standstill with respect to the issued and outstanding equity securities of the Company through the date that is three months following the date on which TPG no longer maintains the right to designate two directors to the Board of Directors.

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FPA Registration Rights Agreement

On May 23, 2016, the Company entered into a Registration Rights Agreement with WLRS and First Pacific Advisors (FPA Registration Rights Agreement). The FPA Registration Rights Agreement provides that holders of the PIPE Shares (as defined in the FPA Registration Rights Agreement), Founder Shares (which were shares originally issued to WLS as the time of the Company’s initial public offering on June

11, 2014), and newly issued shares transferred by WLRS will be entitled to certain registration rights, including the right to initiate two underwritten offerings and shelf and piggyback registration rights, subject to customary black-out periods, cutback provisions and other limitations as set forth in the FPA Registration Rights Agreement.

Tax Receivable Agreement

In connection with the Business Combination, the Company and TPG and certain of its affiliates, including Nexeo Holdco, LLC, (the TRA Parties) entered into a Tax Receivable Agreement (Tax Receivable Agreement).  The Tax Receivable Agreement generally provides for the payment by the Company to the TRA Parties of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the closing as a result of (i) certain increases in tax basis resulting from the mergers completed in connection with the Business Combination, (ii) certain tax attributes of Nexeo Holdings existing prior to the mergers, (iii) net operating losses and certain other tax attributes available to the Company as a result of the mergers completed in connection with the Business Combination and (iv) imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, payments the Company makes under the Tax Receivable Agreement. The Company will retain the benefit of the remaining 15% of the net cash savings, if any.

The amount and timing of any payments under the Tax Receivable Agreement will vary depending upon a number of factors, including the amount and timing of the taxable income the Company generates in the future and the U.S. federal, state and local income tax rates then applicable. In addition, payments under the Tax Receivable Agreement will give rise to additional tax benefits for the Company and therefore to additional potential payments under the Tax Receivable Agreement. The Tax Receivable Agreement will continue until all tax benefits that are subject to the Tax Receivable Agreement have been utilized or expired, unless the Company exercises its right to terminate the Tax Receivable Agreement early. If the Company elects to terminate the Tax Receivable Agreement early, its obligations under the Tax Receivable Agreement would accelerate and it generally would be required to make an immediate payment equal to the present value of the anticipated future payments to be made by it under the Tax Receivable Agreement, calculated in accordance with certain valuation assumptions set forth in the Tax Receivable Agreement.

During the fiscal year ended September 30, 2018, the Company paid $10.2 million to TPG related to the Tax Receivable Agreement.

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AUDIT FEES AND SERVICES

The following table presents fees for audit services rendered by PricewaterhouseCoopers LLP for the fiscal years ended September 30, 2017 and September 30, 2018.

	2017 (1)	2018	(1)
Audit Fees (2)	$2.5	$2.7
Audit-Related Fees (3)	--	--
Tax Fees (4)	$0.3	$0.9
All Other Fees (5)	$0.1	2.0
Total	$2.9	$5.6

(1)	All fees are for the fiscal years listed above and are reported in millions.
(2)

Audit Fees consist of fees incurred for the audits of our annual consolidated financial statements for the review of our unaudited interim consolidated financial statements included in our quarterly reports on Form 10-Q for the first three quarters of each fiscal year and for fees incurred related to other SEC filings.

(3)	Audit-Related Fees consist of fees incurred for accounting consultations, due diligence in connection with planned acquisitions and research services.
(4)	Tax Fees consist of fees incurred for tax compliance, planning and advisory services and due diligence in connection with planned acquisitions and mergers.
(5)	All Other Fees consist of products and services provided, other than the products and services described in the other rows of the foregoing table.

PRE-APPROVAL POLICY

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre- approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may delegate the authority to pre-approve the retention of the independent registered public accounting firm for permitted non-audit

services to one or more members of the   Committee, provided that such persons are required to present the pre-approval of any permitted non-audit service to the Committee at the next meeting following any such pre-approval. None of the fees paid to the independent registered public accounting firm under the categories Audit-Related, Tax and All Other Fees described above were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the SEC.

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PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 2019. PwC has advised that neither the firm nor any member of the firm has any direct financial interest or any material indirect interest in the Company. Also, during at least the past three years, neither the firm nor any member of the firm has had any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

Representatives of PwC are expected to be present at the Annual Meeting and will be available to respond to appropriate questions from stockholders.

Although the selection and appointment of an independent registered public accounting firm is not required to be submitted to a vote of stockholders, we are submitting the appointment of PwC for ratification because we believe it is a matter of good corporate practice.

The proposal to ratify the appointment of PwC will be approved if it receives the affirmative vote of a majority of the shares of Nexeo Solutions common stock present in person or represented by proxy at the Annual Meeting. If stockholders do not ratify the selection of PwC, the Audit Committee will reconsider the selection of an independent registered public accounting firm. An abstention will be treated as a vote against the ratification, and brokers generally have discretionary authority to vote on the ratification of the appointment of our independent registered public accounting firm.

The Board of Directors recommends a vote “for” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2019.

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PROPOSAL 3: ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an advisory vote to approve the compensation of our NEOs as disclosed in this proxy statement.

Our executive compensation program is designed to be simple and effective. It reflects the size and scope of the Company’s business as well as the responsibilities and performance of our NEOs. We believe the compensation provided to our NEOs for 2018 appropriately rewards the Company’s performance. We encourage our stockholders to read the Compensation Discussion and Analysis, beginning on page 20 of this Proxy Statement, which describes the details of our executive compensation program and the decisions made by the Compensation Committee in 2018.

We value the feedback provided by our stockholders. We have discussions with many of our stockholders on an ongoing basis regarding various corporate governance topics, including executive compensation, and take into account the views of stockholders regarding the design and effectiveness of our executive compensation program.

The stockholder advisory vote to approve NEO compensation held last year at our 2018 annual meeting of stockholders was in favor of approval of our NEO compensation, that choice having been selected by the holders of a majority of the shares of our common stock present in person or by proxy at the meeting and entitled to vote. The Compensation Committee considered the results to be an affirmation of the stockholders’ support of our compensation policies and decisions. The first advisory vote on the frequency of advisory votes to approve NEO compensation was also held at our 2017 annual meeting of stockholders. The advisory vote on the frequency of the advisory vote to approve named executive officer compensation was in favor of one year, with that period having been selected by the holders of a majority of the shares of our common stock present in person or by proxy at the meeting and entitled to vote. In light of these voting results, the Board of Directors determined that we will hold an advisory vote to approve NEO compensation each year until the results of the next advisory vote on the frequency of advisory votes to approve named executive officer compensation are reviewed at the 2020 annual meeting of stockholders.

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are asking our stockholders to approve the following resolution regarding the compensation of our NEOs:

RESOLVED, that the stockholders of Nexeo Solutions, Inc. (the “Company”) hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the proxy statement for the Company’s 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

While the resolution is non-binding, the Company, the Board, and the Compensation Committee values the opinions expressed by our stockholders in their votes and will take the results of the vote under advisement when making future compensation decisions.

The Board of Directors recommends a vote “for” the approval, on an advisory basis, of the compensation paid to our NEOs as disclosed in this Proxy Statement.

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OTHER INFORMATION

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

If you wish to present a proposal to be considered for inclusion in our proxy material for our 2020 annual meeting of stockholders, you must submit the proposal in writing to our Corporate Secretary at 3 Waterway Square Place, Suite 1000, The Woodlands, Texas 77380, and we must receive your proposal not later than August 21, 2019 (the 120th day prior to December 19, 2019, the one-year anniversary of the date on which we estimated that we would send our materials for the Annual Meeting). Proposals submitted for inclusion in our proxy materials must comply with Rule 14a-8 under the Exchange Act.

In order for stockholder proposals to have been properly submitted for presentation at our 2020 annual meeting of stockholders, we must have received notice of the proposal not earlier than October 1, 2019, nor later than October 31, 2019 (the 120th and 90th days, respectively, prior to January 29, 2020, the intended date of the 2020 annual meeting of stockholders). Your proposal must comply with Article I, Section 9 of our Bylaws.

A nomination or proposal that does not comply with the above procedures will be disregarded. Compliance with the above procedures does not require us to include the proposed nominee or business in our proxy solicitation materials.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended September 30, 2018 (Annual Report) is enclosed with this proxy statement. The Annual Report is not to be considered as a part of the proxy solicitation materials or as having been incorporated by reference.

Stockholders may obtain a copy of our Annual Report, including the financial statements and financial schedules (without exhibits), without charge, by writing to our Investor Relations department at 3 Waterway Square Place, Suite 1000, The Woodlands, Texas 77380.

OTHER MATTERS

As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the Annual Meeting. However, should other matters properly come before the Annual Meeting, the persons named as proxies will vote in a manner as they may, in their discretion, determine.

Nexeo Solutions, Inc. | 2019 Proxy Statement | page 49

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet or Telephone - QUIC K  EAS Y IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 10:59 p.m., Central Time, on January 28, 2019. NEXEO SOLUTIONS. INC. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. PHONE – 1 (866) 894-0536 Use a touch-tone telephone to vote your proxy. Have your proxy card avail-able when you call. Follow the voting instructions to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  PROXY Please mark your votes like this THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2, AND 3, AND IN THE PROXY HOLDER’S DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”: FOR allWITHHOLD AUTHORITY Nominees to vote (except as marked to listed to the the contrary for all nominees 1. Election of Directors left listed to the left) 3. Approval of the advisory vote on executive compensation. FORAGAINST ABSTAIN (1) (2) (3) Kenneth M. Burke Thomas E. Zacharias Robert J. Zatta (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) FOR AGAINST ABSTAIN 2. Ratificationoftheappointmentof PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. CONTROL NUMBER Signature Signature, if held jointly Date , 2018/19 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. X PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE.

The Proxy Statement and our 2018 Annual Report to Stockholders are available at: http://www.cstproxy.com/nexeosolutions/2019  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS NEXEO SOLUTIONS, INC. The undersigned hereby appoints each of Dan F. Smith, Michael B. Farnell, Jr., and David A. Bradley, or each of them as proxies, with full power of substitution, to vote as designated on the reverse side, all shares of Common Stock held by the undersigned at the Annual Meeting of Stockholders of Nexeo Solutions, Inc. to be held on January 29, 2019 and any adjournments thereof, revoking any proxy heretofore given and with discretionary authority to vote on all other matters that may properly come before the meeting. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE THREE NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued, and to be marked, dated and signed, on the other side)